==============================================================================

                     GENESIS ELDERCARE ACQUISITION CORP.,
                                              Issuer


                                      and


                        PNC BANK, NATIONAL ASSOCIATION,
                                              Trustee


                                      and

                   BANQUE INTERNATIONALE A LUXEMBOURG S.A.,
                                             Paying Agent



                               ----------------

                                   Indenture

                          Dated as of August 11, 1997

                               ----------------


                     9% Senior Subordinated Notes due 2007


==============================================================================

                             CROSS-REFERENCE TABLE
                             ---------------------


TIA Sections                                                           Indenture Sections
------------                                                           ------------------

ss. 310(a)(1)........................................................         7.10
       (a)(2)........................................................         7.10
       (b)...........................................................         7.08
ss. 313(c)...........................................................         7.06; 11.02
ss. 314(a)...........................................................         4.17; 11.02
       (a)(4)........................................................         4.16; 11.02
       (c)(1)........................................................        11.03
       (c)(2)........................................................        11.03
       (e)...........................................................        11.04
ss. 315(b)...........................................................         7.05; 11.02
ss. 316(a)(1)(A).....................................................         6.05
       (a)(1)(B).....................................................         6.04
       (b)...........................................................         6.07
ss. 317(a)(1)........................................................         6.08
       (a)(2)........................................................         6.09
ss. 318(a)...........................................................        11.01
       (c)...........................................................        11.01













Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                               Page


                                                     ARTICLE ONE
                                     DEFINITIONS AND INCORPORATION BY REFERENCE

    SECTION 1.01.  Definitions..................................................................................  1
    SECTION 1.02.  Incorporation by Reference of Trust Indenture Act............................................ 24
    SECTION 1.03.  Rules of Construction........................................................................ 25

                                                     ARTICLE TWO
                                                      THE NOTES

    SECTION 2.01.  Form and Dating.............................................................................. 25
    SECTION 2.02.  Restrictive Legends.......................................................................... 27
    SECTION 2.03.  Execution, Authentication and Denominations.................................................. 29
    SECTION 2.04.  Registrar and Paying Agent................................................................... 29
    SECTION 2.05.  Paying Agent to Hold Money in Trust.......................................................... 30
    SECTION 2.06.  Transfer and Exchange........................................................................ 31
    SECTION 2.07.  Book-Entry Provisions for Global Notes....................................................... 31
    SECTION 2.08.  Special Transfer Provisions.................................................................. 33
    SECTION 2.09.  Replacement Notes............................................................................ 37
    SECTION 2.10.  Outstanding Notes............................................................................ 37
    SECTION 2.11.  Temporary Notes.............................................................................. 37
    SECTION 2.12.  Cancellation................................................................................. 38
    SECTION 2.13.  CUSIP Numbers................................................................................ 38
    SECTION 2.14.  Defaulted Interest........................................................................... 38
    SECTION 2.15.  Issuance of Additional Notes................................................................. 39

                                                    ARTICLE THREE
                                                     REDEMPTION

    SECTION 3.01.  Right of Redemption; Mandatory Redemption.................................................... 39
    SECTION 3.02.  Notices to Trustee........................................................................... 40
    SECTION 3.03.  Selection of Notes to Be Redeemed............................................................ 40
    SECTION 3.04.  Notice of Redemption......................................................................... 40
    SECTION 3.05.  Effect of Notice of Redemption............................................................... 41
    SECTION 3.06.  Deposit of Redemption Price.................................................................. 41
    SECTION 3.07.  Payment of Notes Called for Redemption....................................................... 42
    SECTION 3.08.  Notes Redeemed in Part....................................................................... 42
--------

 Note: The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.


                                                    ARTICLE FOUR
                                                      COVENANTS

    SECTION 4.01.  Payment of Notes............................................................................. 42
    SECTION 4.02.  Maintenance of Office or Agency.............................................................. 42
    SECTION 4.03.  Limitation on Indebtedness................................................................... 43
    SECTION 4.04.  Limitation on Restricted Payments............................................................ 43
    SECTION 4.05.  Limitation on Dividends and Other Payment Restrictions Affecting
                           Restricted Subsidiaries.............................................................. 45
    SECTION 4.06.  Limitations on Preferred Stock of Restricted Subsidiaries.................................... 46
    SECTION 4.07.  Limitation on Issuances of Guarantees by Restricted Subsidiaries............................. 46
    SECTION 4.08.  Limitation on Transactions with Stockholders and Affiliates.................................. 47
    SECTION 4.09.  Limitation on Liens.......................................................................... 48
    SECTION 4.10.  Limitation on Asset Sales.................................................................... 49
    SECTION 4.11.  Repurchase of Notes upon a Change in Control................................................. 49
    SECTION 4.12.  Limitation on Senior Subordinated Indebtedness............................................... 50
    SECTION 4.13.  Limitation on Management Fees................................................................ 50
    SECTION 4.14.  Existence.................................................................................... 50
    SECTION 4.15.  Payment of Taxes and Other Claims............................................................ 51
    SECTION 4.16.  Maintenance of Properties and Insurance...................................................... 51
    SECTION 4.17.  Notice of Defaults........................................................................... 51
    SECTION 4.18.  Compliance Certificates...................................................................... 52
    SECTION 4.19.  Commission Reports and Reports to Holders.................................................... 52
    SECTION 4.20.  Waiver of Stay, Extension or Usury Laws...................................................... 53

                                                    ARTICLE FIVE
                                                SUCCESSOR CORPORATION

    SECTION 5.01.  When Issuer May Merge, Etc................................................................... 53
    SECTION 5.02.  Successor Substituted........................................................................ 54

                                                     ARTICLE SIX
                                                DEFAULT AND REMEDIES

    SECTION 6.01.  Events of Default............................................................................ 55
    SECTION 6.02.  Acceleration................................................................................. 56
    SECTION 6.03.  Other Remedies............................................................................... 57
    SECTION 6.04.  Waiver of Past Defaults...................................................................... 57
    SECTION 6.05.  Control by Majority.......................................................................... 57
    SECTION 6.06.  Limitation on Suits.......................................................................... 57
    SECTION 6.07.  Rights of Holders to Receive Payment......................................................... 58
    SECTION 6.08.  Collection Suit by Trustee................................................................... 58


                                      iii


    SECTION 6.09.  Trustee May File Proofs of Claim............................................................. 59
    SECTION 6.10.  Priorities................................................................................... 59
    SECTION 6.11.  Undertaking for Costs........................................................................ 59
    SECTION 6.12.  Restoration of Rights and Remedies........................................................... 60
    SECTION 6.13.  Rights and Remedies Cumulative............................................................... 60
    SECTION 6.14.  Delay or Omission Not Waiver................................................................. 60

                                                    ARTICLE SEVEN
                                                       TRUSTEE

    SECTION 7.01.  General ..................................................................................... 60
    SECTION 7.02.  Certain Rights of Trustee.................................................................... 61
    SECTION 7.03.  Individual Rights of Trustee................................................................. 62
    SECTION 7.04.  Trustee's Disclaimer......................................................................... 62
    SECTION 7.05.  Notice of Default............................................................................ 62
    SECTION 7.06.  Reports by Trustee to Holders................................................................ 62
    SECTION 7.07.  Compensation and Indemnity................................................................... 62
    SECTION 7.08.  Replacement of Trustee....................................................................... 63
    SECTION 7.09.  Successor Trustee by Merger, Etc............................................................. 64
    SECTION 7.10.  Eligibility.................................................................................. 64
    SECTION 7.11.  Money Held in Trust.......................................................................... 64
    SECTION 7.12.  Withholding Taxes............................................................................ 65

                                                    ARTICLE EIGHT
                                               DISCHARGE OF INDENTURE

    SECTION 8.01.  Termination of Issuer's Obligations.......................................................... 65
    SECTION 8.02.  Defeasance and Discharge of Indenture........................................................ 66
    SECTION 8.03.  Defeasance of Certain Obligations............................................................ 68
    SECTION 8.04.  Application of Trust Money................................................................... 70
    SECTION 8.05.  Repayment to Issuer.......................................................................... 70
    SECTION 8.06.  Reinstatement................................................................................ 70

                                                    ARTICLE NINE
                                         AMENDMENTS, SUPPLEMENTS AND WAIVERS

    SECTION 9.01.  Without Consent of Holders................................................................... 71
    SECTION 9.02.  With Consent of Holders...................................................................... 71
    SECTION 9.03.  Revocation and Effect of Consent............................................................. 72
    SECTION 9.04.  Notation on or Exchange of Notes............................................................. 73
    SECTION 9.05.  Trustee to Sign Amendments, Etc.............................................................. 73
    SECTION 9.06.  Conformity with Trust Indenture Act.......................................................... 74


                                      iv

                                                     ARTICLE TEN
                                                      SECURITY

    SECTION 10.01.  Security.................................................................................... 74

                                                   ARTICLE ELEVEN
                                                    SUBORDINATION

    SECTION 11.01.  Agreement to Subordinate.................................................................... 75
    SECTION 11.02.  Distribution on Dissolution, Liquidation, Bankruptcy or
                           Reorganization....................................................................... 76
    SECTION 11.03.  Suspension of Payment When Senior Indebtedness in Default................................... 77
    SECTION 11.04.  Payment Permitted if No Default............................................................. 79
    SECTION 11.05.  Subrogation to Rights of Holders of Senior Indebtedness..................................... 79
    SECTION 11.06.  Provisions Solely to Define Relative Rights................................................. 79
    SECTION 11.07.  Trustee to Effectuate Subordination......................................................... 80
    SECTION 11.08.  No Waiver of Subordination Provisions....................................................... 80
    SECTION 11.09.  Notice to Trustee........................................................................... 81
    SECTION 11.10.  Reliance on Judicial Order or Certificate of Liquidating Agent.............................. 82
    SECTION 11.11.  Rights of Trustee as a Holder of Senior Indebtedness; Preservation
                           of Trustee's Rights.................................................................. 82
    SECTION 11.12.  Trust Moneys and Escrowed Funds Not Subordinated............................................ 82
    SECTION 11.13.  No Suspension of Remedies................................................................... 82
    SECTION 11.14.  Trustee's Relation to Senior Indebtedness................................................... 82
    SECTION 11.15.  Other Rights of Holders of Senior Indebtedness.............................................. 83

                                                   ARTICLE TWELVE
                                                    MISCELLANEOUS

    SECTION 12.01.  Trust Indenture Act of 1939................................................................. 83
    SECTION 12.02.  Notices..................................................................................... 83
    SECTION 12.03.  Certificate and Opinion as to Conditions Precedent.......................................... 85
    SECTION 12.04.  Statements Required in Certificate or Opinion............................................... 85
    SECTION 12.05.  Rules by Trustee, Paying Agent or Registrar................................................. 86
    SECTION 12.06.  Payment Date Other Than a Business Day...................................................... 86
    SECTION 12.07.  Governing Law............................................................................... 86
    SECTION 12.08.  No Adverse Interpretation of Other Agreements............................................... 86
    SECTION 12.09.  No Recourse Against Others.................................................................. 86
    SECTION 12.10.  Successors.................................................................................. 87
    SECTION 12.11.  Duplicate Originals......................................................................... 87
    SECTION 12.12.  Separability................................................................................ 87
    SECTION 12.13.  Table of Contents, Headings, Etc............................................................ 87


                                       v


EXHIBIT A         Form of Note..................................................................................A-1
EXHIBIT B         Form of Certificate...........................................................................B-1
EXHIBIT C         Form of Certificate to Be Delivered in Connection with
                     Transfers Pursuant to Non-QIB Accredited Investors.........................................C-1
EXHIBIT D         Form of Certificate to Be Delivered in Connection with
                     Transfers Pursuant to Regulation S.........................................................D-1
EXHIBIT E         Form of Supplemental Indenture................................................................E-1


         INDENTURE, dated as of August 11, 1997, between GENESIS ELDERCARE ACQUISITION CORP., a Delaware corporation (the "Issuer"), PNC Bank, National Association, a national banking association duly organized under the laws of the United States of America (the "Trustee"), and Banque Internationale a Luxembourg S.A. (a "Paying Agent").


                                   RECITALS

         The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance initially of up to $250,000,000 aggregate principal amount of the Issuer's 9% Senior Subordinated Notes due 2007 (the "Notes") issuable as provided in this Indenture. The Notes will be secured pursuant to the terms of an Escrow Agreement (as defined herein) as provided by Article Ten of this Indenture. All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer as hereinafter provided.

         This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939 that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939.

                     AND THIS INDENTURE FURTHER WITNESSETH

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, the Issuer and the Trustee, as follows.


                                  ARTICLE ONE
                  DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.  Definitions.
                        -----------

         "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) existing at the time and assumed in connection with the acquisition of assets by a Restricted Subsidiary from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition; provided that Indebtedness of a Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such asset acquisition shall not be Acquired Indebtedness. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

         "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Capital Stock, (iii) any officer or director of (A) any such specified Person, (B) any Subsidiary of such specified Person or (C) any Person described in clause (i) or (ii) above or (iv) any other Person having a relationship with any natural Person described in clause (i), (ii) or (iii) above by blood, marriage or adoption not more remote than first cousin or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such other Person described in this clause (iv). For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Co-Registrar, Paying Agent or authenticating agent.

         "Agent Members" has the meaning provided in Section 2.07(a).

         "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Issuer or its Restricted Subsidiaries; or (iii) any other properties or assets of the Issuer or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (a) any transfer of properties and assets that is governed by Article Five, (b) any transfer of properties or assets of the Issuer to a Restricted Subsidiary, or of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary, (c) any transfer of inventory, receivables and other current assets, (d) any transfer of assets for consideration at least equal to the Fair Market Value of the assets transferred, to the extent that the consideration received would satisfy clause (B) of Section 4.10, (e) the Therapy Sale, (f) the Pharmacy Sale, or (g) any transfer of property or assets with a Fair Market Value not in excess of $1 million in any transaction or series of related transactions.

         "Attributable Debt" in respect of a sale-leaseback transaction or an operating lease in respect of a healthcare facility means, at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded semiannually) of the obligation of the lessee of the property subject to such sale-leaseback transaction or operating lease in respect of a healthcare facility for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

         "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (A) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (B) the amount of each such principal payment by (ii) the sum of all such principal payments.

         "Bankruptcy Law" means Title 11, United States Code, as amended, or any similar United States Federal or State law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

         "Board of Directors" means the Board of Directors of the Issuer or any committee of such Board of Directors duly authorized to act under this Indenture.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

         "Capital Lease Obligation" means the discounted present value of the rental obligations under any lease of real or personal property which, in accordance with GAAP, is required to be recorded on the balance sheet of such Person as a capitalized lease obligation.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock or equity interests.

         "Cash Collateral Account" means the account established with the Trustee pursuant to the terms of the Escrow Agreement for the deposit of the net proceeds from the sale of the Notes and such other purposes as specified therein.

         "Cash Equivalent" means (i) any security, maturing not more than six months after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, time deposit, money market account or bankers' acceptance, maturing not more than six months after the date of acquisition, issued by any commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Ratings Services or any successor rating agency and (iii) commercial paper, maturing not more than three months after the date of acquisition, issued by any corporation (other than an Affiliate or Subsidiary of the Issuer) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Ratings Services or any successor rating agency.

         "Change in Control" means any time that (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than an Existing Stockholder or Genesis ElderCare Corp., in a single transaction or through a series of related transactions, is or becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Issuer on a fully diluted basis and such ownership is greater than the amount of voting power of the Voting Stock of the Issuer, on a fully diluted basis, held by Genesis and its Affiliates on such date; (ii) the Issuer consolidates or merges with or into another corporation or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates or merges with or into the Issuer, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Issuer is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Issuer is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities or other property in an amount which could be paid by the Issuer as a Restricted Payment under Section 4.04 (and such amount shall be treated as a Restricted Payment), and (B) the holders of the Voting Stock of the Issuer immediately prior to such transaction own, directly or indirectly, not less than 50% of the Voting Stock of the surviving corporation immediately after such transaction; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Issuer was (a) approved by a vote of at least 66% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (b) approved by Genesis in connection with its acquisition of the Common Stock of Genesis ElderCare Corp. held by Cypress or TPG) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office; or (iv) the Issuer is liquidated or dissolved or adopts a plan of liquidation.

         "Closing Date" means the date on which the Notes are originally issued under this Indenture.

         "Collateral" means the Collateral as defined in the Escrow Agreement.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the date of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

         "Consolidated EBITDA" of any Person means, with respect to any period, the Consolidated Net Income of such Person for such period, plus, to the extent such amount was deducted in calculating such Consolidated Net Income (i) Consolidated Income Tax Expense, (ii) depreciation expense, (iii) amortization expense, (iv) Consolidated Interest Expense, (v) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Consolidated Net Income and (vi) all management fees, and minus all management fees paid during such period (whether or not such fees were deducted in calculating Consolidated Net Income for such period), all as determined on a consolidated basis in accordance with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA of the Issuer shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Issuer or any of its Restricted Subsidiaries.

         "Consolidated Income Tax Expense" means for any period, as applied to any Person, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets) as determined in accordance with GAAP.

         "Consolidated Interest Expense" means, without duplication, for any period, as applied to any Person, the sum of (i) the interest expense of such Person and its Consolidated Subsidiaries for such period, including, without limitation, (A) amortization of debt discount, (B) the net cost under interest rate contracts (including amortization of discounts), (C) the interest portion of any deferred payment obligation calculated in accordance with the effective interest method of accounting and (D) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid, or accrued by such Person during such period, in each case as determined in accordance with GAAP, plus
(iii) Preferred Stock dividends in respect of Preferred Stock of the Issuer or any Restricted Subsidiary held by Persons other than the Issuer or a Wholly Owned Restricted Subsidiary. For purposes of clause (c) of the preceding sentence, dividends shall be deemed to be an amount equal to the actual dividends paid divided by one minus the applicable actual combined federal, state, local and foreign income tax rate of the Issuer and its Consolidated Subsidiaries (expressed as a decimal).

         "Consolidated Net Income" of any Person means, for any period, as applied to any Person, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding (without duplication) (i) all extraordinary gains or losses (less all fees and expenses relating thereto), (ii) the portion of net income of such Person and its Consolidated Subsidiaries allocable to investments in Persons other than Consolidated Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its Consolidated Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) any gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or (vi) the net income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Consolidated Subsidiary.

         "Consolidated Net Worth" of any Person means the Consolidated stockholders' equity (excluding Redeemable Capital Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable for the sale of Capital Stock) of such Person and its Consolidated Subsidiaries, as set forth on the most recent consolidated balance sheet of such Person and its Consolidated Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation determined in accordance with
GAAP).

         "Consolidated Rental Payments" of any Person means, for any period, the aggregate rental obligations of such Person and its Consolidated Subsidiaries (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a consolidated basis in conformity with GAAP, payable in respect of such period under Attributable Debt or leases of real or personal property not constituting Attributable Debt (net of income from subleases thereof, not including taxes, insurance, maintenance and similar expenses that the sublessee is obligated to pay under the terms of such sublease), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person and its Subsidiaries or in the notes thereto, excluding, however, in any event, (i) that portion of Consolidated Interest Expense of such Person representing payments by such Person or any of its Consolidated Subsidiaries in respect of Capital Lease Obligations (net of payments to such Person or any of its Consolidated Subsidiaries under subleases qualifying as capitalized lease subleases to the extent that such payments would be deducted in determining Consolidated Interest Expense) and
(ii) the aggregate amount of amortization of obligations of such Person and its Consolidated Subsidiaries in respect of such Capital Lease Obligations for such period (net of payments to such Person or any of its Consolidated Subsidiaries and subleases qualifying as capitalized lease subleases to the extent that such payments would be deducted in determining such amortization amount).

         "Consolidation" means, (i) with respect to the Issuer, the consolidation of the accounts of the Issuer and each of its Restricted Subsidiaries and (ii) with respect to any other Person, the consolidation of the accounts of such Person and each of its Subsidiaries, in each case if and to the extent the accounts of such Person and such Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

         "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 1600 Market Street, Philadelphia, PA 19103, Attention: Sheila Wallbridge.

         "Credit Facility" means (i) any and all credit agreements (whether of the Issuer or any Subsidiary of the Issuer) contemplated by the Amended and Restated Commitment Letter dated as of June 14, 1997 between the Issuer and Mellon Bank, N.A., Citicorp Securities, Inc., Citibank, N.A., First Union Capital Markets Corp., First Union National Bank and NationsBank, N.A. as the same may be amended, restated, renewed, extended, restructured, supplemented or otherwise modified from time to time; (ii) any agreements, instruments and documents executed or delivered pursuant to or in connection with such credit agreement; and (iii) any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing the credit agreement or any other agreement deemed a Credit Facility under clause (i), (ii) or (iii) hereof, whether or not with the same agent, trustee, representative, lenders or holders, regardless of whether the Credit Facility or any portion thereof was outstanding or in effect at the time of such restatement, renewal, extension, restructuring, supplement or modification. Without limiting the generality of the foregoing, the term "Credit Facility" shall include any amendment, restatement, renewal, extension, restructuring, supplement or modification to any Credit Facility and all refundings, refinancings and replacements of any Credit Facility, including any agreement (a) extending the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (b) adding or deleting borrowers or guarantors thereunder, provided that the addition of such borrower or guarantor would not be prohibited by Sections 4.03, 4.07 and 4.09, (c) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder, provided such increase is permitted to be Incurred under Section 4.03, or (d) otherwise altering the terms and conditions thereof in a manner not prohibited by Sections 4.03, 4.05, 4.07 and 4.09. Notwithstanding the foregoing, with respect to any agreement providing for the refinancing, refunding or replacement of Indebtedness under the Credit Facility, such agreement shall be the Credit Facility under the Indenture only if a notice to that effect is delivered by the Issuer to the Trustee and there shall be at any time only one instrument that is (together with the related agreements, instruments and documents) the Credit Facility under the Indenture. No amendment or modification to the Credit Facility shall be considered a refinancing, refunding or replacement of Indebtedness under the Credit Facility for the purpose of requiring notice pursuant to the preceding sentence.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

         "Cypress" means The Cypress Group L.L.C., together with its Affiliates or any of their respective successors.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Depositary" means The Depository Trust Issuer, its nominees, and their respective successors.

         "Designated Senior Indebtedness" means (i) all Senior Indebtedness under, or in respect of, the Credit Facility and any Interest Rate Contract or Currency Agreement related to Indebtedness under the Credit Facility and (ii) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $30,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

         "Escrow Agreement" means the Escrow and Security Agreement made and entered into as of the Closing Date by and among the Issuer, Genesis and the Placement Agents in favor of the Trustee for the Holders.

         "Escrow Agreement Officers' Certificate" means the Officers' Certificate as defined in the Escrow Agreement.

         "Escrow Agreement Opinion of Counsel" means the Opinion of Counsel as defined in the Escrow Agreement.

         "Event of Default" has the meaning provided in Section 6.01.

         "Excess Proceeds" has the meaning provided in Section 4.10.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Exchange Notes" means any securities of the Issuer containing terms identical to the Notes (except that such Exchange Notes shall be registered under the Securities Act and shall not contain terms concerning interest rate increases) that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and this Indenture.

         "Exchange Offer" means the exchange offer by the Issuer of Exchange Notes for the Notes pursuant to the terms of the Registration Rights Agreement.

         "Existing Stockholders" means Genesis, The Cypress Group L.L.C. and TPG Partners II, L.P. and their Affiliates.

         "Expiration Date" means October 31, 1997, subject to an extension of up to one month at the Issuer's option.

         "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

         "Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of (i) the sum of Consolidated EBITDA plus one-third of Consolidated Rental Payments, in each case for such period, of the Issuer and its Consolidated Subsidiaries, as determined in accordance with GAAP to (ii) the sum of Consolidated Interest Expense and one-third of Consolidated Rental Payments, in each case, for such period of the Issuer and its Consolidated Subsidiaries; provided that in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, as in effect on the Closing Date. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that computations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes, the Tender Offer or the Merger and

(ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

         "Genesis" means Genesis Health Ventures, Inc.

         "Global Notes" has the meaning provided in Section 2.01.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or
(v) otherwise to assure a creditor against loss; provided that the term "Guaranteed Debt" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

         "Guaranty Documents" means the Supplemental Indenture and the opinion of counsel substantially in the form of Exhibit B-2 to the Escrow Agreement.

         "Healthcare Related Business" means a business, the majority of whose revenues result from healthcare, long-term care, or managed care related businesses or facilities, including businesses which provide insurance relating to the costs of healthcare, long-term care or managed care services.

         "Holder" means the registered holder of any Note.

         "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

         "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all obligations for the payment of money of such Person for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit or acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding,
(iii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iv) all obligations under Interest Rate Contracts and Currency Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness of other Persons the payment of which is secured by a Lien, upon any property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Guaranteed debt of such Person, (viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) all Attributable Debt of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors.

         "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

         "Initial Blockage Period" has the meaning provided in Section 11.03.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

         "Interest Payment Date" means each semiannual interest payment date on February 1 and August 1 of each year, commencing February 1, 1998.

         "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other similar agreements or arrangements.

         "Investment" means, with respect to any Person, directly or indirectly, any advance, loan or other extension of credit (including, without limitation, any guarantee or similar arrangement but excluding advances in the ordinary course of business that are, in conformity with generally accepted accounting principles, recorded as accounts receivable on the balance sheet of the Issuer or a Restricted Subsidiary) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others, or any payment for property or services for the account or use of others or otherwise), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities (including, without limitation, any interests in any partnership or joint venture) issued or owned by any other Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the issuance or sale of Capital Stock of a Restricted Subsidiary if immediately after giving effect thereto such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and the Issuer or another Restricted Subsidiary would have an Investment in such Restricted Subsidiary after giving effect to such issuance or sale. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Issuer or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Issuer or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and
(iii) "Investment" shall include the fair market value of the Capital Stock (or any other remaining Investment), held by the Issuer or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary; provided that the fair market value of the Investment in an Unrestricted Subsidiary or any other Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments.

         "Issuer" means Genesis ElderCare Acquisition Corp. and, following the Merger, Multicare until a successor replaces it pursuant to Article Five and thereafter means the successor.

         "Issuer Order" means a written request or order signed in the name of the Issuer (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

         "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

         "Merger" means the merger of Genesis ElderCare Acquisition Corp. with and into Multicare which shall be the surviving corporation in the merger.

         "Merger Closing Date" means the date the Merger is consummated.

         "Multicare" means The Multicare Companies, Inc.

         "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness either (A) is secured by the assets or properties sold or (B) is required to be paid as a result of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Issuer or any Subsidiary of the Issuer) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary), net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Non-payment Default" means any default or event of default under or in respect of any Designated Senior Indebtedness, other than a Payment Default.

         "Non-U.S. Person" means a person who is not a "U.S. person" (as defined in Regulation S).

         "Notes" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include the Notes initially issued on the Closing Date, any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and any other Notes issued after the Closing Date under this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

         "Offer to Purchase" means an offer to purchase Notes by the Issuer from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;
(ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Issuer defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and
(vii)
that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Issuer shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Issuer. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the paying agent for an Offer to Purchase. The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase Notes pursuant to an Offer to Purchase.

         "Officer" means, with respect to the Issuer, (i) the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

         "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof or two officers listed in clause (i) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

         "Offshore Global Note" has the meaning provided in Section 2.01.

         "Offshore Notes Exchange Date" has the meaning provided in Section
2.01.

         "Offshore Physical Notes" has the meaning provided in Section 2.01.

         "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer, that meets the requirements of Section 12.04 hereof. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

         "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Issuer or a Subsidiary of the Issuer or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

         "Payment Blockage Period" has the meaning provided in Section 11.03.

         "Payment Default" means any default in the payment when due (at maturity, upon acceleration of maturity, upon mandatory prepayment or otherwise) of any amount owing under or in respect of any Designated Senior Indebtedness.

         "Permanent Offshore Global Notes" has the meaning provided in Section 2.01.

         "Permitted Indebtedness" means:

                  (a) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $625 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.10;

                  (b) Indebtedness of Multicare in existence on the Merger Closing Date; provided that upon consummation of the Merger not more than $40 million of such Indebtedness shall remain outstanding;

                  (c) Indebtedness of the Issuer pursuant to the Notes;

                  (d) Indebtedness evidenced by letters of credit issued in the ordinary course of business consistent with past practice to support the Issuer's or any Subsidiary's insurance or self-insurance obligations (including to secure workers' compensation and other similar insurance coverages) to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following a demand for reimbursement;

                  (e) Interest Rate Contracts and Currency Agreements to the extent that the notional principal amount of such obligations under Interest Rate Contracts does not exceed the amount of Indebtedness outstanding or committed to be incurred on the date such Interest Rate Contracts are entered into;

                  (f) Indebtedness owed (A) to the Issuer evidenced by an unsubordinated promissory note or (B) to any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or a Restricted Subsidiary) shall be deemed, in each case to be an Incurrence of such Indebtedness not permitted by this clause (f);

                  (g) any guarantees of Indebtedness by a Restricted Subsidiary entered into in accordance with Section 4.07;

                  (h) Indebtedness incurred by the Issuer or any Restricted Subsidiary, and any renewals, extensions, substitutions, refundings, refinancings or replacements thereof, in an amount not to exceed $20 million at any one time outstanding to finance the acquisition or construction of any property or assets or any business, including Acquired Indebtedness and Indebtedness incurred within 90 days after such acquisition or construction, less any amount of such Indebtedness permanently repaid as provided under Section 4.10;

                  (i) Capital Lease Obligations, and any renewals, extensions, substitutions, refundings, refinancings or replacements thereof, in an amount not to exceed $10 million at any time outstanding, less any amount of such Indebtedness permanently repaid as provided under
         Section 4.10;

                  (j) Indebtedness in addition to that described in clauses
         (a) through (i) of this definition of "Permitted Indebtedness," in an aggregate principal amount outstanding at any time not to exceed $20 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.10; and

                  (k) any renewals, extensions, substitutions, refundings, refinancings or replacements of any Indebtedness (other than Indebtedness Incurred under clause (a), (d), (e), (f), (g), (h), (i) or (j) of this definition of "Permitted Indebtedness"), including any successive renewals, extensions, substitutions, refundings, refinancings or replacements, so long as (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness being refinanced or the amount of any premium reasonably determined by the Issuer as necessary to accomplish such refinancing through means of a tender offer or privately negotiated transactions and, in each case, actually paid, plus the amount of expenses of the Issuer incurred in connection with such refinancing; (ii) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes; (iii) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinate in right of payment to the Notes at least to the same extent as the Indebtedness being refinanced; and (iv) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; provided that in no event may Indebtedness of the Issuer be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause
         (k).

For purposes of determining any particular amount of Indebtedness under
Section 4.03, (1) Indebtedness Incurred under the Credit Facility on or prior to the Merger Closing Date shall be treated as Incurred pursuant to clause (a) of this "Permitted Indebtedness" definition, (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (3) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 shall not be treated as Indebtedness. For purposes of determining compliance with Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in this "Permitted Indebtedness" definition (other than Indebtedness referred to in clause (1) of the preceding sentence), the Issuer, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

         (l) Notwithstanding the foregoing, for so long as the Credit Facility is outstanding, Indebtedness Incurred under clause (a) above shall consist of
(i) $525 million of Indebtedness incurred under the Credit Facility (less any amount referred to in clause (iii)), (ii) $100 million of Indebtedness (whether or not incurred under the Credit Facility) and (iii) additional Indebtedness equal to the amount by which, after giving effect to any amendment, restatement, renewal, extension, restructuring, supplement or other modification of the Credit Facility, the principal amounts outstanding and the commitments under the Credit Facility have been permanently reduced (which may include subsequent increases in the Credit Facility) less, without duplication, in the case of Indebtedness described in clauses (i), (ii) or
(iii), any amount of such Indebtedness permanently repaid as provided under ss.4.10.

         "Permitted Investment" means (i) Investments in the Issuer or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to the Issuer or a Restricted Subsidiary; provided that such Person's primary businesses are Healthcare Related Businesses; (ii) Temporary Cash Investments;
(iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; and (iv) Investments in existence on the Closing Date (including Investments held by Multicare and its Subsidiaries).

         "Permitted Junior Notes" has the meaning provided in Section 11.02.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Pharmacy Sale" means the sale of Multicare's pharmacy business to Genesis or any of its Affiliates in connection with the Merger.

         "Physical Notes" has the meaning provided in Section 2.01.

         "Preferred Stock," as applied to any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "principal" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

         "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.02.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Qualified Capital Stock" of any Person means any Capital Stock of such Person other than Redeemable Capital Stock.

         "Redeemable Capital Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change in control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change in control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections
4.10 and 4.11 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer's repurchase of such Notes as are required to be repurchased pursuant to Sections 4.10 and 4.11.

         "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price" means, when used with respect to any Note to be redeemed, the price at which such Note is to be redeemed pursuant to this Indenture.

         "Registrar" has the meaning provided in Section 2.04.

         "Registration" has the meaning provided in Section 4.19.

         "Registration Rights Agreement" means the Registration Rights Agreement dated the Closing Date among the Issuer and the Placement Agents.

         "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Regulation S" means Regulation S under the Securities Act.

         "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee in its Corporate Trust Department customarily performing functions similar to those performed by any of the above-designated officers and in each case having direct responsibility for the administration of this Indenture or the Escrow Agreement and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Restricted Payments" has the meaning provided in Section 4.04.

         "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Securities Act" means the Securities Act of 1933.

         "Security Register" has the meaning provided in Section 2.04.

         "Senior Indebtedness" means the following obligations, whether outstanding on the Closing Date or thereafter Incurred: (a) all Indebtedness and other monetary obligations of the Issuer or any Subsidiary of the Issuer under or in respect of the Credit Facility (including obligations in respect of any lease financing facility of the Credit Facility) or any Interest Rate Contract or Currency Agreement related to Indebtedness under the Credit Facility, whether for principal, interest (including interest accruing after the filing of a petition by or against the Issuer or any Subsidiary of the Issuer under any state or federal Bankruptcy Laws, whether or not such interest is allowed as a claim after such filing in any proceeding under such law), fees, expenses, indemnification or otherwise, and (b) the principal of, premium, if any, and interest on all other Indebtedness of the Issuer (other than the Notes) unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be pari passu with or subordinated in right of payment to the Notes. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness that is by its terms subordinate in right of payment to any Indebtedness of the Issuer, (ii) Indebtedness which when incurred and without respect to any election under
Section 1111(b) of the Bankruptcy Law is without recourse to the Issuer, (iii) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock, (iv) Indebtedness for goods, materials or services purchased in the ordinary course of business or indebtedness consisting of trade payables or other current liabilities, (v) Indebtedness of or amounts owed by the Issuer to employees, officers, or directors, (vi) any liability for federal, state, local or other taxes owed or owing by the Issuer, (vii) Indebtedness of the Issuer to a Subsidiary of the Issuer or any other Affiliate of the Issuer or any of such Affiliate's subsidiaries, (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture and (ix) amounts owing under leases (other than Capital Lease Obligations).

         "Senior Representative" has the meaning provided in Section 11.01.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined and described in the Registration Rights Agreement.

         "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Issuer, accounted for more than 10% of the consolidated revenues of the Issuer and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Issuer and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Issuer for such fiscal year.

         "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

         "Subordinated Indebtedness" means any Indebtedness of the Issuer subordinated in right of payment to the Notes.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

         "Subsidiary Guarantee" has the meaning provided in Section 4.07.

         "Supplemental Indenture" means the indenture supplemental hereto substantially in the form of Exhibit E to this Indenture.

         "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit and money market deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Ratings Services or any successor rating agency or any money market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Issuer) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Ratings Services or any successor rating agency and (iv) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Services or Moody's Investors Service, Inc.

         "Temporary Offshore Global Notes" has the meaning provided in Section 2.01.

         "Tender Offer" means the offer to purchase all of the issued and outstanding shares of Common Stock of Multicare made by Genesis ElderCare Acquisition Corp.

         "Therapy Sale" means the sale of Multicare's contract therapy business to Genesis or any of its Affiliates in connection with the Merger.

         "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         "TPG" means TPG Partners II, L.P., together with its Affiliates, and any of their respective successors.

         "Transactions" means, collectively, the Tender Offer, the Merger, the offering of the Notes issued hereunder, the management agreement to be entered into by Genesis in connection with the Merger, the Therapy Sale and the Pharmacy Sale.

         "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary; provided that (A) any guarantee by the Issuer or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Issuer or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under
Section 4.04 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.03 and 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Global Notes" has the meaning provided in Section 2.01.

         "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the

Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         "U.S. Government Securities" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America (x) the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or (y) that are rated at least "Aaa" (or the then equivalent grade) by Moody's Investors Service, Inc. or "AAA" (or the then equivalent grade) by Standard & Poor's Ratings Services.

         "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "U.S. Physical Notes" has the meaning provided in Section 2.01.

         "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock of which is owned by the Issuer or another Wholly Owned Restricted Subsidiary.

         SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder or a Noteholder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

           "obligor" on the indenture securities means the Issuer or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

                  (i)      a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii)    "or" is not exclusive;

                  (iv) words in the singular include the plural, and words in the plural include the singular;

                  (v)  provisions apply to successive events and transactions;

                  (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

                  (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.


                                  ARTICLE TWO
                                   THE NOTES

         SECTION 2.01. Form and Dating. The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Issuer is subject or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Notes"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

         Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Notes in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Global Notes"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. At any time following September 22, 1997 (the "Offshore Notes Exchange Date"), upon receipt by the Trustee and the Issuer of a certificate substantially in the form of Exhibit B hereto, one or more permanent global Notes in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Global Notes"; and together with the Temporary Offshore Global Notes, the "Offshore Global Notes") duly executed by the Issuer and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Notes in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Notes transferred.

         Notes offered and sold in reliance on Regulation D under the Securities Act shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). Notes issued pursuant to Section 2.07 in exchange for interests in the Offshore Global Notes shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Notes").

         The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Notes and the Offshore Global Notes are sometimes referred to herein as the "Global Notes."

         The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

         SECTION 2.02. Restrictive Legends. Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the U.S. Global Notes, Temporary Offshore Global Notes and each U.S. Physical Note shall bear the following legend on the face thereof:

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
         (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTES, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER

         MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

         SECTION 2.03. Execution, Authentication and Denominations. Subject to Article Four, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes shall be executed by two Officers of the Issuer. The signature of these Officers on the Notes may be by facsimile or manual signature in the name and on behalf of the Issuer.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

         A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Issuer Order authenticate for original issue Notes in the aggregate principal amount specified in such Issuer Order; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Issuer in connection with such authentication of Notes. Such Issuer Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and in case of an issuance of Notes pursuant to Section 2.15, shall certify that such issuance is in compliance with Article Four.

         The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer. The Trustee shall not be liable for the misconduct or negligence of any authenticating agent appointed with due care.

         The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple of $1,000 in excess thereof.

         SECTION 2.04. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York or at the principal Corporate Trust Office of the Trustee. The Issuer shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Issuer may have one or more co-Registrars and one or more additional Paying Agents.

         The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Issuer fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Issuer may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Issuer and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Issuer, any Subsidiary of the Issuer, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

         The Issuer initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands and Banque Internationale a Luxembourg S.A., as Paying Agent. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder.

         SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than 11:00 a.m. (New York City time) on each due date of the principal, premium, if any, and interest on any Notes, the Issuer shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Issuer or any Subsidiary of the Issuer or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

         SECTION 2.06. Transfer and Exchange. The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Issuer, the Trustee, and any agent of the Issuer shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 9.04).

         The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         SECTION 2.07. Book-Entry Provisions for Global Notes. (a) The U.S. Global Notes and Offshore Global Notes initially shall (i) be registered in the name of the Depositary for such

Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note. Neither the Issuer nor the Trustee shall be liable for any delay by the Depositary in identifying the beneficial owners of the Notes and the Issuer and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Notes to be issued).

         (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Offshore Global Notes, respectively, if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the U.S. Global Notes or the Offshore Global Notes, as the case may be, and a successor depositary is not appointed by the Issuer within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08.

         (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

         (d) In connection with any transfer of a portion of the beneficial interests in the U.S. Global Notes to beneficial owners pursuant to paragraph
(b) of this Section 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the

U.S. Global Notes to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

         (e) In connection with the transfer of the entire U.S. Global Note or Offshore Global Note to beneficial owners pursuant to paragraph (b) of this
Section 2.07, the U.S. Global Note or Offshore Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Note or Offshore Global Note, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

         (f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) or (d) of this Section 2.07 shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 2.02.

         (g) Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Note pursuant to paragraph (b) of this Section 2.07 shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Offshore Physical Note set forth in Section 2.02.

         (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         SECTION 2.08. Special Transfer Provisions. Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

         (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $100,000, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act.

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and
         (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Note or an interest in the U.S. Global Note to a QIB (excluding Non-U.S. Persons):

                  (i) If the Note to be transferred consists of (x) U.S. Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Note, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

                  (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Note so transferred.

         (c) Transfers of Interests in the Temporary Offshore Global Note. The following provisions shall apply with respect to registration of any proposed transfer of interests in the Temporary Offshore Global Note:

                  (i) The Registrar shall register the transfer of any Note
         (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause
         (i)(y) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the Temporary Offshore Global Note to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Note.

         (d) Transfers of Interests in the Permanent Offshore Global Note or Offshore Physical Notes to U.S. Persons. The following provisions shall apply with respect to any transfer of interests in the Permanent Offshore Global Note or Offshore Physical Notes to U.S. Persons: The Registrar shall register the transfer of any such Note without requiring any additional certification.

         (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S.
Person:

                  (i) Prior to September 22, 1997, the Registrar shall register any proposed transfer of a Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

                  (ii) On and after September 22, 1997, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in the U.S. Global Note, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

                  (iii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph
         (ii) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and
         (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Note in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Note.

         (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by the fourth paragraph of Section 2.01 or paragraph (a)(i)(x) or (e)(ii) of this Section
2.08 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Issuer such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         SECTION 2.09. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of the second paragraph of Section 2.10 are met. If required by the Trustee or the Issuer, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Issuer to protect the Issuer, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

         Every replacement Note is an additional obligation of the Issuer and shall be entitled to the benefits of this Indenture.

         SECTION 2.10. Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

         If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

         If the Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

         A Note does not cease to be outstanding because the Issuer or one of its Affiliates holds such Note, provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

         SECTION 2.11. Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

         SECTION 2.12. Cancellation. The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure. Except as expressly permitted by this Indenture, the Issuer may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

         SECTION 2.13. CUSIP Numbers. The Issuer in issuing the Notes may use "CUSIP," "CINS" or "ISIN" numbers (if then generally in use), and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee of any change in "CUSIP," "CINS" or "ISIN" numbers for the Notes.

         SECTION 2.14. Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Issuer for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Issuer shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

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                                       39

         SECTION 2.15. Issuance of Additional Notes. The Issuer may, subject to Article Four of this Indenture, issue additional Notes under this Indenture. The Notes issued on the Closing Date and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.


                                 ARTICLE THREE
                                  REDEMPTION

         SECTION 3.01. Right of Redemption; Mandatory Redemption. (a) The Notes will be redeemable, at the Issuer's option, in whole or in part, at any time or from time to time, on or after August 1, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing August 1 of the years set forth below:

                                                     Redemption
                Year                                    Price
                ----                                 ----------
                2002...........................        104.500%
                2003...........................        102.250
                2004 and thereafter............        100.000

         (b) In the event that the Tender Offer is not consummated and certain other conditions set forth in the Escrow Agreement are not satisfied by the Expiration Date, or if it appears, in the sole judgment of the Issuer, that the Tender Offer will not be consummated and such conditions will not be satisfied by the Expiration Date, the Issuer shall redeem the Notes in whole, on 10 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Security Register, at a Redemption Price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the Redemption Date. On the earlier of (i) the Expiration Date, if the Trustee has not received the Escrow Agreement Officers' Certificate stating that the Tender Offer has been consummated (or will be consummated promptly upon the release of the escrowed proceeds of the offering of the Notes to the Issuer) and certain conditions have been satisfied and the Escrow Agreement Opinion of Counsel, and (ii) such date on which the Trustee receives an officer's certificate under the Escrow Agreement that the Tender Offer will not be consummated and such conditions will not be satisfied by the Expiration Date, the Trustee will mail by first-class mail to each Holder's last address as it appears in the Security Register a written notice that the Notes will be redeemed within 10 days of such notice.

         SECTION 3.02. Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Section 3.01(a) or (b), it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

         The Issuer shall give notice provided for in this Section 3.02, (i) pursuant to an election to redeem Notes under Section 3.01(a), in an Officers' Certificate at least 45 days before the Redemption Date and (ii) pursuant to an election to redeem Notes under Section 3.01(b), in an Officers' Certificate at least 15 days before the Redemption Date (in each case unless a shorter period shall be satisfactory to the Trustee).

         SECTION 3.03. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements, as certified to it by the Issuer, of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Notes of $1,000 in principal amount or less shall be redeemed in part.

         The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

         SECTION 3.04. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01(a), at least 30 days but not more than 60 days before a Redemption Date, the Issuer, and with respect to any redemption of Notes pursuant to Section 3.01(b), within 10 days before a Redemption Date, the Trustee, shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed.

         The notice shall identify the Notes to be redeemed and shall state:

                  (i)      the Redemption Date;

                  (ii)     the Redemption Price;

                  (iii)    the name and address of the Paying Agent;

                  (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

                  (v) that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

                  (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued; and

                  (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

         At the Issuer's request (which request may be revoked by the Issuer at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption pursuant to
Section 3.01(a) in the name and at the expense of the Issuer. If, however, the Issuer gives such notice to the Holders, the Issuer shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given. The Trustee shall give the notice of redemption if and as required pursuant to Section 3.01(b).

         SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

         Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

         SECTION 3.06. Deposit of Redemption Price. On or prior to any Redemption Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than

Notes or portions thereof called for redemption on that date that have been delivered by the Issuer to the Trustee for cancellation.

         SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Issuer shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Issuer at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

         SECTION 3.08. Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.


                                 ARTICLE FOUR
                                   COVENANTS

         SECTION 4.01. Payment of Notes. The Issuer shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Issuer, a Subsidiary of the Issuer, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Issuer or any Subsidiary of the Issuer or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of
Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Issuer, the Trustee shall serve as the Paying Agent, if any, for the Notes.

         The Issuer shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

         SECTION 4.02. Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

         The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuer hereby initially designates the Corporate Trust Office of the Trustee as such office of the Issuer in accordance with Section 2.04.

         SECTION 4.03. Limitation on Indebtedness. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including any Acquired Indebtedness but excluding Permitted Indebtedness) unless at the time of such event and after giving effect thereto on a pro forma basis the Issuer's Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event taken as one period, calculated on the assumption that (i) such Indebtedness, and any Indebtedness Incurred or repaid after the first day of such four-quarter period and on or prior to the date of such event (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such four-quarter period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Issuer, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof) had been Incurred or repaid on the first day of such four-quarter period and (ii) any acquisition or disposition by the Issuer and its Restricted Subsidiaries out of the ordinary course of business of any assets constituting a company, division, line of business or business facility, in each case after the first day of such four-quarter period, and on or prior to the date of such event, had been consummated on the first day of such four-quarter period (including giving pro forma effect to the application of the proceeds of any such disposition), would have been at least equal to 2:00:1.00.

         SECTION 4.04. Limitation on Restricted Payments. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

                  (i) declare or pay any dividend on, or make any distribution to holders of, its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders);

                  (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock (or any option, warrant or other right to acquire such Capital Stock) of (A) the Issuer or an Unrestricted Subsidiary held by any Person or (B) a Restricted Subsidiary held by an Affiliate of the Issuer (other than any Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Issuer;

                  (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, or maturity, any Subordinated Indebtedness; or

                  (iv) make any Investment in any Person (other than a Permitted Investment)

(such payments described in (i) through (iv) collectively, "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), (x) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Issuer or any Restricted Subsidiary; (y) the Issuer could Incur $1.00 of additional Indebtedness under Section 4.03 (other than Permitted Indebtedness); and (z) the aggregate amount of all Restricted Payments, including any Restricted Payments made pursuant to clauses (i) and (iv) of the succeeding paragraph, declared or made after the Closing Date shall not exceed the sum of:

                  (A) 50% of the Consolidated Net Income of the Issuer accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter beginning immediately following the Closing Date and ending on the last day of the fiscal quarter ending prior to the date of such proposed Restricted Payment for which reports have been filed with the Commission or provided to the Trustee pursuant to
         Section 4.19 (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of the amount of such loss);

                  (B) the aggregate Net Cash Proceeds received after the Closing Date by the Issuer as capital contributions to the Issuer;

                  (C) the aggregate Net Cash Proceeds received after the Closing Date by the Issuer from the issuance and sale (other than to any of its Subsidiaries) of shares of Qualified Capital Stock of the Issuer or any options or warrants to purchase such shares (other than issuances to the extent used to make a Restricted Payment under clause (ii) of the subsequent paragraph) of Qualified Capital Stock of the Issuer;

                  (D) the aggregate Net Cash Proceeds received after the Closing Date by the Issuer for debt securities that have been converted into or exchanged for Qualified Capital Stock of the Issuer to the extent such debt securities were originally sold for cash plus the aggregate cash received by the Issuer at the time of such conversion or exchange; and

                  (E) $10 million.

         None of the foregoing provisions shall be deemed to prohibit the following Restricted Payments so long as in the case of clauses (ii), (iii) and (iv) at the time of and after giving effect to the proposed Restricted Payment no Default or Event of Default shall have occurred and be continuing:

                  (i) dividends paid within 60 days after the date of declaration if at the date of declaration, such payment would be permitted by the provisions of the preceding paragraph;

                  (ii) the redemption, repurchase or other acquisition or retirement of Capital Stock of the Issuer or Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary) of shares of Qualified Capital Stock of the Issuer;

                  (iii) the redemption, repurchase, or other acquisition or retirement of Subordinated Indebtedness of the Issuer, including premium, if any, and accrued and unpaid interest, made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Issuer permitted to be Incurred under clause (k) of the definition of "Permitted Indebtedness"; and

                  (iv) Investments in an aggregate amount not to exceed $25 million in any Person which owns, operates or services Healthcare Related Businesses.

         SECTION 4.05. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any restriction of any kind, on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock to the Issuer or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary, (iii) make any Investment in the Issuer or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary, except
(a) any encumbrance or restriction existing under or by reason of applicable law; (b) any encumbrance or restriction existing under or by reason of customary non-assignment provisions of any lease governing a leasehold interest of the Issuer, or any Restricted Subsidiary; (c) any restriction pursuant to an agreement in effect at or entered into on the Closing Date; (d) any restriction, with respect to a Restricted Subsidiary that is not a Subsidiary on the Closing Date, in existence at the time such Person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; (e) any restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the restrictions in the foregoing clauses (c) and (d), provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders than those under or pursuant to the agreement so extended, renewed, refinanced or replaced (in the opinion of the Board of Directors of the Issuer whose determination shall be conclusive); (f) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer or any Restricted Subsidiary; (g) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (h) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,
(B) the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings (as determined by the Issuer) and (C) the Issuer determines that any such encumbrance or restriction will not materially affect the Issuer's ability to make principal or interest payments on the Notes.

         SECTION 4.06. Limitations on Preferred Stock of Restricted Subsidiaries. The Issuer will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any Preferred Stock of a Restricted Subsidiary other than to the Issuer or a Wholly Owned Restricted Subsidiary, or permit any Person (other than the Issuer or a Wholly Owned Restricted Subsidiary) to own or hold any Preferred Stock of any Restricted Subsidiary, unless such Restricted Subsidiary would be entitled to Incur Indebtedness pursuant to Section 4.03 in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

         SECTION 4.07. Limitation on Issuances of Guarantees by Restricted Subsidiaries. (a) The Issuer will not permit any Restricted Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Issuer which is expressly by its terms pari passu with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness") unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinate in right of payment to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the Notes.

         (b) Each guarantee created pursuant to the provisions described in the foregoing paragraph is referred to as a "Subsidiary Guarantee," and the issuer of each such Guarantee is referred to as a "Subsidiary Guarantor." Notwithstanding the foregoing, any Subsidiary Guarantee may provide by its terms that it (together with any Liens arising from such Subsidiary Guarantee) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Issuer's Capital Stock in, or all or substantially all the assets of, such Subsidiary Guarantor, which is in compliance with this Indenture or (ii) the release or discharge of the assumption, guarantee or other liability which resulted in the creation of such Subsidiary Guarantee, except a release or discharge by or as a result of payment under such Subsidiary Guarantee.

         SECTION 4.08. Limitation on Transactions with Stockholders and Affiliates. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Issuer (other than a Wholly Owned Restricted Subsidiary) unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (ii) with respect to a transaction or series of related transactions involving payments in excess of $10 million in the aggregate, the Issuer delivers an Officers' Certificate to the Trustee certifying that (A) such transaction complies with clause (i) above and (B) such transaction or series of related transactions shall have been approved by a majority of the independent directors of the Board of Directors of the Issuer or for which the Issuer or a Restricted Subsidiary has received a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view (a copy of which opinion shall be attached to such Officers' Certificate); provided, however, that the foregoing restriction shall not apply to (a) the payment of reasonable and customary regular fees to directors of the Issuer or any of its Restricted Subsidiaries who are not employees of the Issuer or any Affiliate, (b) the payment of monthly fees in accordance with Section 4.13 and the reimbursement of expenses pursuant to the terms of management agreements with Genesis or any of its affiliates, (c) any payments or other transactions pursuant to any tax-sharing agreement between the Issuer and any other Person with which the Issuer files a consolidated tax return or with which the Issuer is part of a consolidated group for tax purposes, (d) the Therapy Sale, provided the Issuer or its Restricted Subsidiaries receives at least $20 million from the Therapy Sale, (e) the Pharmacy Sale, provided the Issuer or its Restricted Subsidiaries receives at least $50 million from the Pharmacy Sale, (f) transactions in the ordinary course of business with Genesis or any of its Affiliates, related to the Issuer's healthcare businesses or facilities; provided that the aggregate amount of any such transactions in any twelve month period does not exceed $10 million, (g) any Restricted Payments not prohibited by Section 4.04 or (h) the payment of fees and expenses in connection with the Transactions to Genesis, Cypress and TPG.

         SECTION 4.09. Limitation on Liens. The Issuer will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind upon any of its respective properties now owned or acquired after the Closing Date or any income or profits therefrom securing
(i) any Indebtedness of the Issuer which is expressly subordinate in right of payment to any other Indebtedness of the Issuer, unless the Notes are equally and ratably secured; provided that, if such Indebtedness is subordinate in right of payment to the Notes, the Lien securing such Indebtedness shall be subordinate to the Lien securing the Notes with the same relative priority as such subordinated Indebtedness shall have with respect to the Notes; provided further that this clause (i) shall not be applicable to any Liens securing any such Indebtedness which became Indebtedness of the Issuer pursuant to a transaction permitted under Article Five or Liens securing Acquired Indebtedness and, in each case, which Liens were in existence at the time of such transaction or Incurrence of such Acquired Indebtedness and not Incurred in connection with or in contemplation of such transaction or Incurrence, so long as such Liens do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than property or assets acquired in such transaction, or (ii) any assumption, guarantee or other liability of any Restricted Subsidiary in respect of any Indebtedness of the Issuer which is expressly subordinate in right of payment to any other Indebtedness of the Issuer, unless the substantially similar assumption, guarantee or other liability of such Restricted Subsidiary in respect of the Notes is equally and ratably secured; provided that, if such subordinated Indebtedness is subordinate in right of payment to the Notes, the Lien securing the assumption, guarantee or other liability of such Restricted Subsidiary in respect of such Indebtedness shall be subordinate to the Lien securing the assumption, guarantee or other liability of such Restricted Subsidiary with respect to the Notes with the same relative priority as such subordinated Indebtedness shall have with respect to the Notes; provided further that this clause (ii) shall not be applicable to Liens securing any such assumption, guarantee or other liability which existed at the time such Restricted Subsidiary became a Restricted Subsidiary and which Liens were in existence at the time of such transaction (unless such assumption, guarantee or other liability was Incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary), so long as such Liens do not extend to or cover any property or assets of the Issuer or any other Restricted Subsidiary.

         SECTION 4.10. Limitation on Asset Sales. The Issuer will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Issuer or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Issuer or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed $10 million, then the Issuer shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds so received exceed $10 million (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of the Issuer or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Issuer or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement; provided that if any such agreement is terminated, the Issuer may invest such Net Cash Proceeds prior to the end of the 12-month period referred to in clause (i) or six months after the termination of such agreement, whichever is later), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Issuer and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.10. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause
(i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

         If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.10 totals at least $10 million, the Issuer must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes, plus, in each case, accrued interest (if any) to the Payment Date.

         SECTION 4.11. Repurchase of Notes upon a Change in Control. The Issuer must commence, within 30 days of the occurrence of a Change in Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date.

         Within 30 days following a Change of Control, the Issuer shall mail a notice to each Holder and the Trustee stating the terms of the Change of Control.

         SECTION 4.12. Limitation on Senior Subordinated Indebtedness. The Issuer will not Incur any Indebtedness, other than the Notes, that is subordinate in right of payment to any Senior Indebtedness, unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Notes pursuant to subordination provisions substantially similar to those contained in the Indenture; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of the Issuer that exist by reason of any Liens or Guarantees arising or created in respect of some but not all of such Senior Indebtedness.

         SECTION 4.13. Limitation on Management Fees. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, pay any management fees in any month to the extent such fees would exceed the greater of (i) $1,991,666 and (ii) 4% of the Issuer's consolidated net revenues for such month; provided that the Issuer may pay management fees in excess of such amount (including accrued fees) to the extent that (A) both before and after giving effect to the proposed payment (x) no Default or Event of Default shall have occurred and be continuing and (y) the Issuer's Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period and calculated on the assumption that (I) any Indebtedness Incurred or repaid after the first day of such four-quarter period and on or prior to the date of such payment (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such four quarter period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Issuer, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), had been Incurred or repaid on the first day of such four-quarter period, (II) any acquisition or disposition by the Issuer and its Restricted Subsidiaries out of the ordinary course of business of any assets constituting a company, division, line of business or business facility, in each case after the first day of such four-quarter period, and on or prior to the date of such payment, had been consummated on the first day of such four-quarter period (including giving pro forma effect to the application of the proceeds of any such disposition) and
(III) the proposed management fees were paid during such period, would have been at least equal to 2:00:1.00; and (B) the aggregate amount of management fees paid with respect to any month do not exceed 6% of the Issuer's consolidated net revenues for such month. To the extent the Issuer is prohibited from paying any management fees as a result of clause (y) of the proviso to the preceding sentence, the Issuer may accrue such fees until they may be paid in accordance with this Section 4.13 provided the payment of such accrued fees is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all of the Issuer's obligations under the Notes and this Indenture.

         SECTION 4.14. Existence. Subject to Articles Four and Five of this Indenture, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Issuer and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Issuer and each such Subsidiary; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole.

         SECTION 4.15. Payment of Taxes and Other Claims. The Issuer will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Issuer or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Issuer or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Issuer or any such Subsidiary; provided that the Issuer shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

         SECTION 4.16. Maintenance of Properties and Insurance. The Issuer will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.16 shall prevent the Issuer or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Issuer, desirable in the conduct of the business of the Issuer or such Subsidiary.

         The Issuer will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Issuer or any such Restricted Subsidiary, as the case may be, is then conducting business.

         SECTION 4.17. Notice of Defaults. In the event that the Issuer becomes aware of any Default or Event of Default, the Issuer, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

         SECTION 4.18. Compliance Certificates. (a) The Issuer shall deliver to the Trustee, within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 90 days after the end of the Issuer's fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Issuer that a review has been conducted of the activities of the Issuer and its Restricted Subsidiaries and the Issuer's and its Restricted Subsidiaries' performance under this Indenture and that the Issuer has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.18, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If the officers of the Issuer signing such certificate do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.18(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

         (b) The Issuer shall deliver to the Trustee, within 90 days after the end of the Issuer's fiscal year, a certificate signed by the Issuer's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.18 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Issuer was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

         SECTION 4.19. Commission Reports and Reports to Holders. At all times from and after the earlier of (i) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement (the "Registration") and (ii) the date that is six months after the Closing Date, in either case, whether or not the Issuer is then required to file reports with the Commission, the Issuer shall file with the Commission the annual, quarterly and other reports and other information required by Section 13(a) or 15(d) of the Exchange Act, regardless of whether such sections of the Exchange Act are applicable to the Issuer (unless the Commission will not accept such a filing). The Issuer shall mail or cause to be mailed copies of such reports and information to Holders and the Trustee within 15 days after the date it files such reports and information with the Commission or after the date it would have been required to file such reports and information with the Commission had it been subject to such sections of the Exchange Act; provided, however, that the copies of such reports and information mailed to Holders may omit exhibits, which the Issuer will supply to any Holder at such Holder's request. In addition, at all times prior to the earlier of the date of the Registration and the date that is six months after the Closing Date, the Issuer shall, at its cost, deliver to each Holder of the Notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Issuer shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

         SECTION 4.20. Waiver of Stay, Extension or Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                 ARTICLE FIVE
                             SUCCESSOR CORPORATION

         SECTION 5.01. When Issuer May Merge, Etc. The Issuer shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto (i) either (A) the Issuer shall be the continuing corporation, or (B) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance, transfer, lease or disposition the properties and assets of the Issuer, substantially as an entirety (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Notes and this Indenture, and this Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Issuer or a Restricted Subsidiary which becomes the obligation of the Issuer or any of its Restricted Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Issuer (or the Surviving Entity if the Issuer is not the continuing obligor under the Indenture) is at least equal to the Consolidated Net Worth of the Issuer immediately before such transaction; (iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Issuer or a Restricted Subsidiary which becomes the obligation of the Issuer or any of its Restricted Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Issuer (or the Surviving Entity if the Issuer is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness under
Section 4.03 (other than Permitted Indebtedness); provided that this clause
(iv) shall not apply to (x) a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Qualified Capital Stock in the Surviving Entity or the Issuer) shall be issued or distributed to the stockholders of the Issuer or (y) the merger of Genesis ElderCare Acquisition Corp. with and into Multicare; and (v) the Issuer or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease or disposition and such supplemental indenture comply with the terms of this Indenture.

         SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Issuer in accordance with the immediately preceding paragraph, the successor Person formed by such consolidation or into which the Issuer is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor had been named as the Issuer herein. When a successor assumes all the obligations of its predecessor under this Indenture and the Notes, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.

                                  ARTICLE SIX
                             DEFAULT AND REMEDIES

         SECTION 6.01. Events of Default. An "Event of Default" shall occur with respect to the Notes if:

                  (a) the Issuer defaults in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by Article Eleven;

                  (b) the Issuer defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by Article Eleven;

                  (c) the Issuer defaults in the performance of, or breaches the provisions of, Article Five or Section 3.01(b) or fails to make or consummate an Offer to Purchase in accordance with Section 4.10 or 4.11;

                  (d) the Issuer defaults in the performance of or breaches any covenant or agreement of the Issuer in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above), and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

                  (e) there occurs with respect to any issue or issues of Indebtedness of the Issuer or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

                  (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Issuer or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary or
         (C) the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

                  (h) the Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

                  (i) the Guaranty Documents are not executed and delivered within three Business Days after the consummation of the Tender Offer (unless prior to or at the end of such three Business Days the Merger shall have been consummated).

         SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of
Section 6.01 occurs with respect to the Issuer, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         The Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Issuer and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of at least a majority in principal amount of the outstanding Notes shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

         SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause
(a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

         SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

         SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (i) the Holder gives the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer (and if requested provide) the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

         For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

         The limitations set forth in this Section 6.06 shall not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a), (b) or (c) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                  First:  to the Trustee for all amounts due under Section 7.07;

                  Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

                  Third: to the Issuer or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

         The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

         SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                 ARTICLE SEVEN
                                    TRUSTEE

         SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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                                       61

Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

         SECTION 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

                  (i) the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document;

                  (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 12.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

                  (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care;

                  (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                  (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the written direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

                  (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate; and

                  (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer personally or by agent or attorney.

         SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

         SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes,
(ii) shall not be accountable for the Issuer's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

         SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

         SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each August 1, beginning with August 1, 1998, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such August 1, if required by TIA Section 313(a).

         SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

         The Issuer shall indemnify the Trustee against any and all losses, liabilities, obligations, damages, penalties, judgments, actions, suits, proceedings, reasonable costs and expenses

(including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) arising out of or in connection with the acceptance or administration of its duties under this Indenture; provided, however, that the Issuer need not reimburse any expense or indemnify against any loss, obligation, damage, penalty, judgment, action, suit, proceeding, reasonable cost or expense (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) in which it is determined that the Trustee acted with negligence, bad faith or willful misconduct. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder, unless the Issuer is materially prejudiced thereby. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held by the Trustee pursuant to the Escrow Agreement and money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

         If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the Bankruptcy Law or any applicable federal or state law for the relief of debtors.

         SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

         The Trustee may resign at any time by so notifying the Issuer in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Issuer. The Issuer may remove the Trustee if:
(i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting pursuant to the requirement of TIA Section 310(b).

         If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If the Trustee is no longer eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         The Issuer shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

         SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

         SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

         SECTION 7.12. Withholding Taxes. The Trustee, as agent for the Issuer, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Notes, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Note appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.


                                 ARTICLE EIGHT
                            DISCHARGE OF INDENTURE

         SECTION 8.01. Termination of Issuer's Obligations. Except as otherwise provided in this Section 8.01, the Issuer may terminate its obligations under the Notes and this Indenture if:

                  (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Issuer, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder; or

                  (ii) (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Issuer irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound and

         (E) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

         With respect to the foregoing clause (i), the Issuer's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Issuer's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05, 8.06 and Article Eleven (with respect to payments in respect of Indebtedness that is subordinated in right of payment to any Senior Indebtedness other than with respect to the assets held in trust as described in the foregoing clause (ii)) shall survive until the Notes are no longer outstanding. Thereafter, only the Issuer's obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Notes and this Indenture except for those surviving obligations specified above.

         SECTION 8.02. Defeasance and Discharge of Indenture. The Issuer will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Issuer's obligations under Section 4.02, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

                  (A) with reference to this Section 8.02, the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section
         7.10 acting as the agent of the Trustee) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause
         (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Notes at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

                  (B) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound and is permitted by Article Eleven;

                  (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

                  (D) the Issuer shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless there has been a change in the applicable federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required and
         (2) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Issuer Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the Bankruptcy Law, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Law or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Issuer under either such statute, and either (I) the trust funds will no longer remain the property of the Issuer (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuer, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the Bankruptcy Law on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                  (E) if the Notes are then listed on a national securities exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Notes to be delisted; and

                  (F) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

         Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (D)(2)(y) of this Section 8.02, none of the Issuer's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 8.02, the Issuer's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07,
2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.05, 8.06 and Article Eleven (with respect to payments in respect of Indebtedness that is subordinated in right of payment to any Senior Indebtedness other than with respect to the assets held in trust as described in this Section 8.02) shall survive until the Notes are no longer outstanding. Thereafter, only the Issuer's obligations in Sections 7.07, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (D)(1) of this Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Issuer's obligations under
Section 4.01, then the Issuer's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

         After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

         SECTION 8.03. Defeasance of Certain Obligations. The Issuer may omit to comply with any term, provision or condition set forth in clauses (iii) and
(iv) of Section 5.01 and Sections 4.03 through 4.19, clause (c) of Section
6.01 with respect to clauses (iii) and (iv) of Section 5.01, clause (d) of
Section 6.01 with respect to Sections 4.03 through 4.19, and clauses (e) and
(f) of Section 6.01 shall be deemed not to be Events of Default, and Article Eleven shall not apply to the money and/or U.S. Government Obligations held by the trust referred to in clause (i) below, in each case with respect to the outstanding Notes if:

                  (i) with reference to this Section 8.03, the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

                  (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound and is permitted by Article Eleven;

                  (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

                  (iv) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Issuer Act of 1940, (B) the Trustee, for the benefit of the Holders, has a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the Bankruptcy Law, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Law or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Issuer under either such statute, and either (1) the trust funds will no longer remain the property of the Issuer (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuer, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected

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                                       70

         security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the Bankruptcy Law on interest on the trust funds accruing after the commencement of a case under such statute) and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

                  (v) if the Notes are then listed on a national securities exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and

                  (vi) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

         SECTION 8.04. Application of Trust Money. Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

         SECTION 8.05. Repayment to Issuer. Subject to Sections 7.07, 8.01,
8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with
Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to

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                                       71

the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                 ARTICLE NINE
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.01. Without Consent of Holders. The Issuer, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, adversely affect the interests of the Holders in any material respect;

                  (2) to comply with Article Five;

                  (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

                  (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

                  (5) to make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

         SECTION 9.02. With Consent of Holders. Subject to Sections 6.04 and
6.07 and without prior notice to the Holders, the Issuer, when authorized by its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend this Indenture, the Notes and the Escrow Agreement with the written consent of the Holders of a majority in principal amount of the Notes then outstanding, and the Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Issuer with any provision of this Indenture, the Notes and the Escrow Agreement.

         Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:


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                                       72

                  (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or adversely affect any right of repayment at the option of any Holder of any Note, or change any place of payment where, or the currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

                  (ii) reduce the percentage in principal amount of outstanding Notes the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

                  (iii) waive a default in the payment of principal of, premium, if any, or interest on, any Note;

                  (iv) modify Article Eleven or the Escrow Agreement in a manner that adversely affects the rights of any Holder in any material respect; or

                  (v) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

         Notwithstanding the foregoing and without affecting any restrictions on amendments to this Indenture under the Credit Facility, any amendment to the provisions of Article Eleven that is adverse to the holders of Senior Indebtedness shall require the consent of such holders.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer will mail supplemental indentures to Holders upon request. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of

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                                       73

the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the time the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

         The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (v) of the second paragraph of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (v) of the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

         SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. At the Issuer's expense, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it will be valid and binding upon the Issuer. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.


                                  ARTICLE TEN
                                   SECURITY

         SECTION 10.01. Security. (a) On the Closing Date, the Issuer shall
(i) enter into the Escrow Agreement and comply with the terms and provisions thereof and (ii) cause the Collateral to be pledged to the Trustee for the benefit of the Holders in an amount equal to the net proceeds to be received by the Issuer from the sale of the Notes. The Collateral shall be pledged by the Issuer to the Trustee for the benefit of the Holders and shall be held by the Trustee in the Cash Collateral Account pending disposition pursuant to the terms of the Escrow Agreement.

         (b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Escrow Agreement (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Escrow Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Issuer will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuer shall take, or shall cause to be taken, any and all actions reasonably required (and any action requested by the Trustee) to cause the Escrow Agreement to create and maintain, as security for the obligations of the Issuer under this Indenture and the Notes, valid and enforceable first priority liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of third Persons and subject to no other Liens.

         (c) The release of any Collateral pursuant to the Escrow Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Escrow Agreement. To the extent applicable, the Issuer shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Escrow Agreement (other than pursuant to Sections 7(c) and 7(d) thereof) and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Escrow Agreement to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuer, except in cases where TIA Section 314(d) requires that such

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                                       75

certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Issuer.

         (d) The Issuer shall cause TIA Section 314(b), relating to opinions of counsel regarding the Lien under the Escrow Agreement, to be complied with. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments.

         (e) The Trustee, in its sole discretion and without the consent of the Holders, may, and at the request of the Holders of at least 25% in aggregate principal amount of Notes then outstanding shall, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Escrow Agreement and (ii) collect and receive any and all amounts payable in respect of the obligations of the Issuer thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).


                                ARTICLE ELEVEN
                                 SUBORDINATION

         SECTION 11.01. Agreement to Subordinate. The Issuer, for itself, its successors and assigns, covenants and agrees, and each Holder, by his or her acceptance thereof, likewise covenants and agrees, that the payment of the principal of and premium, if any, and interest on each and all of the Notes (including any payment in connection with the repurchase, redemption or other acquisition thereof) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full, in cash or Cash Equivalents of all Senior Indebtedness. This Article Eleven constitutes a continuing offer to all persons or entities who become holders of, or continue to hold, Senior Indebtedness, each of whom is an obligee hereunder and is entitled to enforce such holder's rights hereunder, subject to the provisions hereof, without any act or notice of acceptance hereof or reliance hereon. All provisions of this Article Eleven shall be subject to Section 11.12.

         For the purposes of this Article Eleven, (a) no Senior Indebtedness shall be deemed to have been paid in full unless and until all commitments or other obligations of the holders of the Senior Indebtedness to make advances or otherwise extend credit shall have terminated and the holders thereof shall have indefeasibly received payment in full in cash or Cash Equivalents, and


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                                       76

(b) the term "Senior Representative" shall mean the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

         SECTION 11.02. Distribution on Dissolution, Liquidation, Bankruptcy or Reorganization. Upon any distribution of assets of the Issuer upon any total or partial dissolution, winding up, liquidation or reorganization of the Issuer, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Issuer or otherwise,

                  (a) The holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or, as acceptable to each holder of Senior Indebtedness, in any other manner, of all amounts and obligations due on or in respect of all Senior Indebtedness before the Holders are entitled to receive any payment or distribution of any kind or character (excluding securities of the Issuer provided for in a plan of reorganization with respect to the Issuer approved by the bankruptcy court that are equity securities or are subordinated in right of payment to all Senior Indebtedness to the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article; such securities are hereinafter collectively referred to as "Permitted Junior Notes") on account of principal of, premium, if any, or interest on the Notes (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness); and

                  (b) any payment or distribution of assets of the Issuer or any Subsidiary of the Issuer of any kind or character, whether in cash, property or securities (excluding Permitted Junior Notes), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their Senior Representative or Representatives, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash, Cash Equivalents or in any other form acceptable to each, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or any Holder shall have received any payment or distribution of assets of the Issuer or any Subsidiary of the Issuer of any kind or character, whether in cash, property or securities (excluding Permitted Junior Notes), in respect of principal, premium, if any, and interest on the Notes before all Senior Indebtedness is paid in full in cash, then and in such event, such payment or distribution (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Issuer for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash, Cash Equivalents or, as acceptable to each holder of Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness or deposited with a court of competent jurisdiction.

         The consolidation of the Issuer with, or the merger of the Issuer into, another corporation or the liquidation or dissolution of the Issuer following the sale or conveyance of its property or assets as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding up, liquidation or reorganization of the Issuer for the purposes of this Article Eleven if such other corporation shall, as a part of such consolidation, merger, sale or conveyance, comply with the conditions stated in Article Five.

         If the Trustee or any Holder does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness (or its Senior Representative) is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder.

         SECTION 11.03. Suspension of Payment When Senior Indebtedness in Default. (a) Unless Section 11.02 shall be applicable, upon the occurrence of a Payment Default, then no payment or distribution of any assets of the Issuer or any Subsidiary of the Issuer of any kind or character (excluding Permitted Junior Notes) shall be made by the Issuer or any Subsidiary of the Issuer or on behalf of or out of the property of the Issuer, or received by the Trustee or any Noteholder on account of principal of, premium, if any, or interest on, the Notes or on account of the purchase, redemption, defeasance (whether under Section 8.02 or 8.03) or other acquisition of or in respect of the Notes unless and until such Payment Default shall have been cured or waived in writing by the holders of the Designated Senior Indebtedness or shall have ceased to exist or the Designated Senior Indebtedness shall have been paid in full in cash, Cash Equivalents or in any other manner as acceptable to each holder of such Designated Senior Indebtedness, after which the Issuer shall resume making any and all required payments in respect of the Notes, including any missed payments.

         (b) Unless Section 11.02 shall be applicable, upon (i) the occurrence of a Non-payment Default pursuant to which the maturity of the applicable Designated Senior


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                                       78

Indebtedness may be accelerated, either immediately or upon the giving of notice, the passage of time or both, and (ii) receipt by the Trustee and the Issuer from a Senior Representative or the holder of any Designated Senior Indebtedness of written notice of such occurrence, no payment (other than any payments made pursuant to Section 8.02 or 8.03 or from the money or proceeds of U.S. Government Securities held under the Escrow Agreement as provided in
Section 10.01) or distribution of any assets of the Issuer or any Subsidiary of the Issuer of any kind or character (excluding Permitted Junior Notes) shall be made by the Issuer or any Subsidiary of the Issuer or on behalf of or out of the property of the Issuer or any Subsidiary of the Issuer, or received by the Trustee or any Holder on account of any principal of, premium, if any, or interest on, the Notes (including payments under any guaranty thereof) or on account of the purchase, redemption or other acquisition of or in respect of Notes (including payments under any guaranty thereof) for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice until the earliest of (x) 179 days after receipt of such written notice by the Trustee (provided any Designated Senior Indebtedness as to which notice was given shall theretofore have not been accelerated), (y) the date such Non-payment Default and all other Non-payment Defaults as to which notice is also given after such period is initiated shall have been cured or waived in writing by the holders of the Designated Senior Indebtedness or shall have ceased to exist or the Senior Indebtedness related thereto shall have been paid in full in cash or Cash Equivalents or (z) the date such Payment Blockage Period and any Payment Blockage Periods initiated during such period shall have been terminated by written notice to the Issuer or the Trustee from the Senior Representative and the holders of the Designated Senior Indebtedness that have given notice of a Non-payment Default at or after the initiation of such Payment Blockage Period, after which in the case of clause (x), (y) or (z), the Issuer shall resume making any and all required payments in respect of the Notes including any missed payments. Notwithstanding any other provision of this Indenture, in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Issuer or the Trustee of the notice referred to in clause (ii) of this paragraph (b) (the "Initial Blockage Period"). Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days; provided that, subject to the limitations set forth in the next sentence, the commencement of a Payment Blockage Period by the representative of Designated Senior Indebtedness other than the Credit Facility shall not bar the commencement of another Payment Blockage Period by the representative for the Credit Facility within such period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 days in any 360-day period in which no Payment Blockage Period is in effect. No event of default (other than an event of default pursuant to the financial maintenance covenants under the Credit Facility) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior

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                                       79

Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         (c) In the event that, notwithstanding the foregoing, the Issuer or any Subsidiary of the Issuer shall make, or the Trustee or any Holder shall receive, any payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to a Senior Representative of the holders of the Designated Senior Indebtedness.

         SECTION 11.04. Payment Permitted if No Default. Nothing contained in this Article, elsewhere in this Indenture or in any of the Notes shall prevent the Issuer, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Issuer referred to in Section 11.02 or under the conditions described in Section 11.03, from making payments at any time of principal of, premium, if any, or interest on the Notes.

         SECTION 11.05. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders or the Trustee, shall, as among the Issuer, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment or distribution by the Issuer to or on account of the Senior Indebtedness.

         SECTION 11.06. Provisions Solely to Define Relative Rights. The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (i) impair, as among the Issuer, its creditors other than holders of Senior Indebtedness and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (ii) affect the relative rights against the Issuer of the Holders and creditors of the Issuer other than their rights in relation to the holders of Senior Indebtedness; or (iii) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, under this Article of the holders of Senior Indebtedness to receive distributions and payments otherwise payable to Holders (A) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Issuer

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                                       80

referred to in Section 11.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (B) under the conditions specified in
Section 11.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.03(c).

         SECTION 11.07. Trustee to Effectuate Subordination. Each Holder by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of Issuer owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper claim at least 30 days before the expiration of the time to file such claim, then the holders of Senior Indebtedness, and their agents, trustees or other representatives are authorized to do so for and on behalf of the Holders.

         SECTION 11.08. No Waiver of Subordination Provisions. (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or any Holder or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuer or any Holder with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         (b) Without limiting the generality of subsection (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive compliance with the terms of, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection or payment of Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Issuer and any other Person; (v) amend, supplement, restate or otherwise modify or restructure the Senior Indebtedness; and (vi) otherwise deal with any Person liable on account of Senior Indebtedness; provided, however, that in no event shall any such actions limit the right of the Holders to take any action to accelerate the maturity of the Notes pursuant to Article Six of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article, subject to the rights, if any, under this

Article, of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

         SECTION 11.09. Notice to Trustee. (a) The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any provision of this Indenture, the Trustee or any Paying Agent shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or any Paying Agent in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Issuer or a holder of Senior Indebtedness or from a Senior Representative or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date; nor shall the Trustee be charged with knowledge of the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

         (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Issuer by a Person representing himself to be a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Senior Representative or a holder of Senior Indebtedness (or a trustee, fiduciary or agent thereof and the Trustee shall have no duty to investigate the authenticity thereof or the authority of the person signing and shall have no liability for relying thereon); provided, however, that failure to give such notice to the Issuer shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or the Trustee or the Paying Agent may deposit the funds in question with a court of competent jurisdiction.

         SECTION 11.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Issuer referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

         SECTION 11.11. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder of Senior Indebtedness. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

         SECTION 11.12. Trust Moneys and Escrowed Funds Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from (x) money or the proceeds of U.S. Government Obligations held in trust under Article Eight by the Trustee for the payment of principal of, premium, if any, and interest on the Notes (provided that at the time deposited, such deposit did not violate any then outstanding Senior Indebtedness) and (y) money or the proceeds of U.S. Government Securities held under the Escrow Agreement shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Eleven, and none of the Holders shall be obligated to pay over any such amount to any holder of Senior Indebtedness.

         SECTION 11.13. No Suspension of Remedies. Nothing contained in this Article shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article Six of this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

         SECTION 11.14. Trustee's Relation to Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

         SECTION 11.15. Other Rights of Holders of Senior Indebtedness. All rights and interests under this Indenture of the holders of Senior Indebtedness, and all agreements and obligations of the Trustee, the Holders and the Issuer under this Article shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of the Credit Facility, and promissory notes evidencing the Credit Facility or any other agreement or instrument relating thereto or to any other Senior Indebtedness or (ii) any other circumstance that might constitute a defense available to, or a discharge of, a guarantor or surety (other than as a result of any payments indefeasibly made on the Credit Facility or any other Senior Indebtedness).

         The holders of Senior Indebtedness are hereby authorized to demand specific performance of this Article, whether or not the Issuer shall have complied with any provisions of this Article applicable to it, at any time when the Trustee or any Holder shall have failed to comply with any of these provisions.

         The provisions of this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.


                                ARTICLE TWELVE
                                 MISCELLANEOUS

         SECTION 12.01. Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA 318(c), the imposed duties shall control.

         SECTION 12.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:

         if to the Issuer:
         -----------------

                  Genesis ElderCare Acquisition Corp.
                  148 West State Street
                  Kennett Square, PA  19348
                  Telecopier No.:  (610) 444-7483
                  Attention:  George V. Hager, Jr.

         if to the Trustee:
         ------------------

                  PNC Bank, National Association
                  Corporate Trust Department
                  1600 Market Street
                  Philadelphia, PA  19103
                  Telecopier No.:  (215) 585-8872
                  Attention:  Sheila Wallbridge

         if to the Paying Agent:
         -----------------------

                  Banque Internationale a Luxembourg S.A.
                  69, route d'Esch
                  L-1470 Luxembourg
                  Telecopier No.: (352) 4590-4227
                  Attention:  Jacques Kinnen

         The Issuer, the Trustee or the Paying Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Paying Agent at the same time.

         Any notice or communication (i) mailed to a Holder shall be mailed to it at its address as it appears on the Security Register by first-class mail and shall be sufficiently given to him if so mailed within the time prescribed and (ii) for so long as the Notes are listed on the Luxembourg Stock Exchange, shall be published in a leading newspaper of general circulation in Luxembourg, not later than the latest date, and not earlier than the earliest date, prescribed in the Notes for the giving of such notice or communication. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

         Failure to transmit a notice or communication to a Holder as provided herein or any defect in any such notice shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 12.02, it is duly given, whether or not the addressee receives it.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         SECTION 12.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

                  (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

         SECTION 12.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

                  (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 12.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 12.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

         SECTION 12.07. Governing Law. The laws of the State of New York shall govern this Indenture and the Notes. The Trustee, the Issuer and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

         SECTION 12.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any Subsidiary of the Issuer. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 12.09. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer contained in this Indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Issuer or of any successor Person, either directly or through the Issuer or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

         SECTION 12.10. Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 12.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 12.12. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 12.13. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                  SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                           GENESIS ELDERCARE ACQUISITION CORP.


                                           By: /s/  Michael R. Walker
                                               --------------------------------
Attest: /s/ Ira C. Gubernick                   Name:  Michael R. Walker
        ------------------------               Title: Chairman and Chief
        Name: Ira C. Gubernick                        Executive Officer
        Title: Secretary

                                           PNC BANK, NATIONAL ASSOCIATION


                                           By:
                                               --------------------------------
                                               Name:
                                               Title:



                                           BANQUE INTERNATIONALE A LUXEMBOURG
                                           S.A.


                                           By:
                                               --------------------------------
                                               Name:
                                               Title:

                                  SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                           GENESIS ELDERCARE ACQUISITION CORP.


                                           By:
                                               --------------------------------
                                               Name:
                                               Title:



                                           PNC BANK, NATIONAL ASSOCIATION


                                           By: /s/ Shelia Wallbridge
                                               --------------------------------
                                               Name: Shelia Wallbridge
                                               Title: Assistant Vice President



                                           BANQUE INTERNATIONALE A LUXEMBOURG
                                           S.A.


                                           By:
                                               --------------------------------
                                               Name:
                                               Title:

                                  SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                           GENESIS ELDERCARE ACQUISITION CORP.


                                           By:
                                               --------------------------------
                                               Name:
                                               Title:



                                           PNC BANK, NATIONAL ASSOCIATION


                                           By:
                                               --------------------------------
                                               Name:
                                               Title:



                                           BANQUE INTERNATIONALE A LUXEMBOURG
                                           S.A.


                                           By: /s/ Daniel Schammo
                                               --------------------------------
                                               Name  Daniel Schammo
                                               Title: Premier Conseller

                                                                   EXHIBIT A
                                                                   ---------


                                [FACE OF NOTE]

                      GENESIS ELDERCARE ACQUISITION CORP.

                     9% Senior Subordinated Note due 2007

                                                  [CUSIP] [CINS] [__________]


No.                                                               $_________


         GENESIS ELDERCARE ACQUISITION CORP., a Delaware corporation (the "Issuer", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _____________, or its registered assigns, the principal sum of ____________ ($____) on August 1, 2007.

         Interest Payment Dates: February 1 and August 1, commencing February 1, 1998.

         Regular Record Dates:   January 15 and July 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.


Date:  August 11, 1997                        GENESIS ELDERCARE ACQUISITION
                                                  CORP.


                                              By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                   (Trustee's Certificate of Authentication)

This is one of the 9% Senior Subordinated Notes due 2007 described in the within-mentioned Indenture.


                                               PNC BANK, NATIONAL ASSOCIATION
                                                    as Trustee

                                               By:
                                                    ---------------------------
                                                    Authorized Signatory

                            [REVERSE SIDE OF NOTE]

                      GENESIS ELDERCARE ACQUISITION CORP.

                     9% Senior Subordinated Note due 2007



1.  Principal and Interest.
    ----------------------

         The Issuer will pay the principal of this Note on August 1, 2007.

         The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

         Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing February 1, 1998.

         If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated and a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or prior to the earlier of (x) the date that is six months after the Merger Closing Date and (y) March 31, 1998, in accordance with the terms of the Registration Rights Agreement dated as of August 11, 1997 between the Issuer and Morgan Stanley & Co. Incorporated, First Union Capital Markets Corp. and Montgomery Securities, the per annum interest rate borne by the Notes shall be increased by 0.5% from the rate shown above accruing from the earlier of (x) the date that is six months after the Merger Closing Date and (y) March 31, 1998, payable in cash semiannually, in arrears, on each Interest Payment Date, commencing August 1, 1998 until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

         Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 11, 1997; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Issuer shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

2.  Method of Payment.
    -----------------

         The Issuer will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each February 1 and August 1 commencing February 1, 1998 to the persons who are Holders (as reflected in the Security Register at the close of business on the January 15 or July 15 immediately preceding the Interest Payment Date), in each case, even if the
Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Issuer will make payment to the Holder that surrenders this Note to a Paying Agent on or after August 1, 2007.

         The Issuer will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.  Paying Agent and Registrar.
    --------------------------

         Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Issuer may change any authenticating agent, Paying Agent or Registrar without notice. The Issuer, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.  Indenture; Limitations.
    ----------------------

         The Issuer issued the Notes under an Indenture dated as of August 11, 1997 (the "Indenture"), between the Issuer, PNC Bank, National Association, trustee (the "Trustee") and Banque Internationale a Luxembourg S.A., a paying agent. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

         The Notes are general obligations of the Issuer.

5.  Optional Redemption.
    -------------------

         The Notes will be redeemable, at the Issuer's option, in whole or in part, at any time or from time to time, on or after August 1, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing August 1 of the years set forth below:

                                                           Redemption
               Year                                          Price
               ----                                        ----------
               2002...............................          104.500%
               2003...............................          102.250
               2004 and thereafter................          100.000

         Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Issuer defaults in the payment of the Redemption Price.

6.  Special Redemption.
    ------------------

         In the event that the Tender Offer is not consummated and certain other conditions set forth in the Escrow Agreement are not satisfied by the Expiration Date, or if it appears, in the sole judgment of the Issuer, that the Tender Offer will not be consummated and such conditions will not be satisfied by the Expiration Date, the Issuer shall redeem the Notes in whole, on 10 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Security Register, at a Redemption Price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the Redemption Date. On the earlier of (i) the Expiration Date, if the Trustee has not received the Escrow Agreement Officers' Certificate that the Tender Offer has been consummated (or will be consummated promptly upon the release of the escrowed proceeds of the offering of the Notes to the Issuer) and certain conditions have been satisfied and the Escrow Agreement Opinion of Counsel, and (ii) such date on which the Trustee receives an officer's certificate under the Escrow Agreement that the Tender Offer will not be consummated and such conditions will not be satisfied by the Expiration Date, the Trustee will mail by first-class mail to each Holder's last address as it appears in the Security Register a written notice that the Notes will be redeemed within 10 days of such notice.

7.  Repurchase upon Change of Control.
    ---------------------------------

         Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Issuer in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Payment Date").

         A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Issuer in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Issuer, unless the Issuer defaults in the payment of the purchase price.

8.  Denominations; Transfer; Exchange.
    ---------------------------------

         The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

9.  Persons Deemed Owners.
    ---------------------

         A Holder shall be treated as the owner of a Note for all purposes.

10. Unclaimed Money.
    ---------------

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to the money must look to the Issuer for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

         If the Issuer deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Issuer will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Issuer will be discharged from certain covenants set forth in the Indenture.

12.  Amendment; Supplement; Waiver.
     -----------------------------

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

13.  Restrictive Covenants.
     ---------------------

         The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates or merge, consolidate or transfer substantially all of its assets. Within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), the Issuer must report to the Trustee on compliance with such limitations.

14.  Subordination.
     -------------

         The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or Cash Equivalents, of all Senior Indebtedness.

15.  Successor Persons.
     -----------------

         When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

16.  Defaults and Remedies.
     ---------------------

         The following events constitute "Events of Default" under the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the subordination provisions set forth in Article Eleven; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions set forth in Article Eleven; (c) default in the performance or breach of Article Five or Section 3.01(b) of the Indenture or the failure to make or consummate an Offer to Purchase in accordance with
Section 4.10 or 4.11 of the Indenture; (d) default in the performance of or breach of any covenant or agreement of the Issuer in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above), and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (e) there occurs with respect to any issue or issues of Indebtedness of the Issuer or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Issuer or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; (h) the Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or (i) the Guaranty Documents are not executed and delivered within three Business Days after the consummation of the Tender Offer (unless prior to or at the end of such three Business Days the Merger shall have been consummated).

         If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

17.  Trustee Dealings with Issuer.
     ----------------------------

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.
     --------------------------

         No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person as such, of the Issuer or of any successor Person shall have any liability for any obligations of the Issuer under the Escrow Agreement, the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.  Authentication.
     --------------

         This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20.  Abbreviations.
     -------------

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to Genesis ElderCare Acquisition Corp., 148 West State Street, Kennett Square, Pennsylvania 19348;
Attention: George V. Hager, Jr.

                           [FORM OF TRANSFER NOTICE]


         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------


--------------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee


--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and
appointing                                     attorney to transfer said Note
          ------------------------------------
on the books of the Issuer with full power of substitution in the premises.


                    [THE FOLLOWING PROVISION TO BE INCLUDED
                    ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                      PERMANENT OFFSHORE GLOBAL NOTES AND
                      PERMANENT OFFSHORE PHYSICAL NOTES]

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                      or

[ ]      (b) this Note is being transferred other than in accordance with
         (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
      ------------------------------        -----------------------------------
                                            NOTICE: The signature to this
                                            assignment must correspond with
                                            the name as written upon the face
                                            of the within-mentioned instrument
                                            in every particular, without
                                            alteration or any change
                                            whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ------------------------------        -----------------------------------
                                            NOTICE:  To be executed by an
                                            executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE


         If you wish to have this Note purchased by the Issuer pursuant to
Section 4.10 or 4.11 of the Indenture, check the Box:  |_|

         If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.10 or 4.11 of the Indenture, state the amount:
$___________________.

Date:______________

Your Signature: _______________________________________________________________
              (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:  ______________________________

                                                                      EXHIBIT B
                                                                      ---------
                               Form of Certificate
                               -------------------



PNC Bank, National Association
1600 Market Street
Philadelphia, PA  19103
Attention:  Corporate Trust Department

            Re: Genesis ElderCare Acquisition Corp. (the "Issuer")
                9% Senior Subordinated Notes due 2007 (the "Notes")
                ---------------------------------------------------

Dear Sirs:

        This letter relates to U.S. $__________ principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.01 of the Indenture dated as of August 11, 1997 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

        You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                           Very truly yours,

                                           [Name of Holder]


                                           By:
                                               --------------------------------
                                               Authorized Signature

                                                                    EXHIBIT C
                                                                    ---------

                           Form of Certificate to Be
                         Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------




PNC Bank, National Association
1600 Market Street
Philadelphia, PA  19103
Attention:  Corporate Trust Department

            Re: Genesis ElderCare Acquisition Corp. (the "Issuer")
                9% Senior Subordinated Notes due 2007 (the "Notes")
                ---------------------------------------------------

Dear Sirs:

         In connection with our proposed purchase of $____________aggregate principal amount of the Notes, we confirm that:

         1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of August 11, 1997 (the "Indenture"), relating to the Notes, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933 (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

         3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                                 Very truly yours,

                                                 [Name of Transferee]


                                                 By:
                                                     --------------------------
                                                     Authorized Signature

                                                                   EXHIBIT D
                                                                   ---------
                    Form of Certificate to Be Delivered in
              Connection with Transfers Pursuant to Regulation S
              --------------------------------------------------

                                                                 _________,___
PNC Bank, National Association
1600 Market Street
Philadelphia, PA  19103
Attention:  Corporate Trust Department

            Re: Genesis ElderCare Acquisition Corp. (the "Issuer")
                9% Senior Subordinated Notes due 2007 (the "Notes")
                ---------------------------------------------------

Dear Sirs:

        In connection with our proposed sale of U.S.$______ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

         (1) the offer of the Notes was not made to a person in the United
States;

        (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

        (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

        (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

        You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                   Very truly yours,

                                                   [Name of Transferor]


                                                   By:
                                                       ------------------------
                                                       Authorized Signature

                                                                       EXHIBIT E

                      FORM OF FIRST SUPPLEMENTAL INDENTURE


                  THE FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of __________, 1997, among The Multicare Companies, Inc., a Delaware corporation ("Multicare"), Genesis ElderCare Acquisition Corp., a Delaware corporation (the "Issuer"), PNC Bank, National Association, as trustee under the indenture referred to below (the "Trustee") and Banque Internationale a Luxembourg S.A. (a "Paying Agent").

                                 R E C I T A L S

                  WHEREAS, the Issuer heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of August 11, 1997, providing for the issuance of an aggregate principal amount of $250,000,000 of 9% Senior Subordinated Notes due 2007 (the "Notes");

                  WHEREAS, the Tender Offer is required to be consummated by the Expiration Date and the Merger is required to be consummated within four months after consummation of the Tender Offer;

                  WHEREAS, Multicare desires to guarantee, on a senior subordinated basis, the obligations of the Issuer under the Indenture and the Notes and to comply with the requirements of the Indenture with respect to the execution of a supplemental indenture in connection with its senior subordinated guaranty; and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture.


                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, Multicare and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

                   SECTION 1.01. Definitions. Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein. In addition, as used herein:

         "Guaranteed Obligations" has the meaning provided in Section 2.01.

                  "Guarantor Senior Indebtedness" means the following obligations whether outstanding on the Closing Date or thereafter
         Incurred: (a) all Indebtedness and other monetary obligations of Multicare or any Subsidiary of Multicare under or in respect of the Credit Facility (including obligations in respect of any lease financing facility of the Credit Facility) or any Interest Rate Contract or Currency Agreement related to Indebtedness under the Credit Facility, whether for principal, interest (including interest accruing after the filing of a petition by or against Multicare or any Subsidiary of Multicare under any state or federal Bankruptcy Laws, whether or not such interest is allowed as a claim after such filing in any proceeding under such law), fees, expenses, indemnification or otherwise, and (b) the principal of, premium, if any, and interest on all other Indebtedness of Multicare (other than the Multicare Senior Subordinated Guaranty) unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be pari passu with or subordinated in right of payment to the Multicare Senior Subordinated Guaranty. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness that is by its terms subordinate in right of payment to any Indebtedness of Multicare, (ii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Law is without recourse to Multicare, (iii) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock, (iv) Indebtedness for goods, materials or services purchased in the ordinary course of business or indebtedness consisting of trade payables or other current liabilities, (v) Indebtedness of or amounts owed by Multicare to employees, officers, or directors, (vi) any liability for federal, state, local or other taxes owed or owing by Multicare, (vii) Indebtedness of Multicare to a Subsidiary of Multicare or any other Affiliate of Multicare or any of such Affiliate's subsidiaries, (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture and (ix) amounts owing under leases (other than Capital Lease Obligations).

                  "Guarantor Designated Senior Indebtedness" means (i) all Guarantor Senior Indebtedness under, or in respect of, the Credit Facility and any Interest Rate Contract or Currency Agreement related to Indebtedness under the Credit Facility and (ii) any other Guarantor Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $30,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Guarantor Designated Senior Indebtedness."

                  "Guarantor Subordinated Indebtedness" means any Indebtedness of Multicare subordinated in right of payment to the Multicare Senior Subordinated Guaranty.

                  "Multicare Restricted Subsidiary" means any Subsidiary of Multicare other than a Multicare Unrestricted Subsidiary.

                  "Multicare Unrestricted Subsidiary" means (i) any Subsidiary of Multicare that at the time of determination shall be designated a Multicare Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of a Multicare Unrestricted Subsidiary. The Board of Directors may designate any Multicare Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of Multicare) to be a Multicare Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, Multicare or any Multicare Restricted Subsidiary; provided that (A) any guarantee by Multicare or any Multicare Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by Multicare or such Multicare Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section
         4.04 of the Indenture and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.03 and 4.04 of the Indenture. The Board of Directors may designate any Multicare Unrestricted Subsidiary to be a Multicare Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Multicare Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "Multicare Senior Subordinated Guaranty" means the unconditional guaranty by Multicare of the Guaranteed Obligations on the terms and conditions provided herein.

                  "Placement Agreement" means the placement agreement between the Issuer and Morgan Stanley & Co. Incorporated, Montgomery Securities and First Union Capital Markets Corp. dated August 4, 1997.

                                   ARTICLE TWO
                     MULTICARE SENIOR SUBORDINATED GUARANTY

                  SECTION 2.01. Multicare Senior Subordinated Guaranty. Subject to the provisions of this Article Two, Multicare, as primary obligor and not merely as surety, hereby fully, unconditionally and irrevocably guarantees, from the consummation of the Tender Offer to and until the consummation of the Merger, to each Holder and to the Trustee on behalf of the Holders: (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee (the "Guaranteed Obligations"), all in accordance with the terms of such Note and the Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise. Multicare hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer any right to require a proceeding first against the Issuer the benefit of discussion, protest or notice with respect to any such Note or the debt evidenced thereby and all demands whatsoever, and covenants that this Multicare Senior Subordinated Guaranty will not be discharged as to any such Note except upon the earlier of (x) the payment in full of the principal thereof, premium, if any, and interest thereon and (y) the consummation of the Merger. The maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Article Two. In the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by Multicare for the purpose of this Article Two. In addition, without limiting the foregoing provisions, upon the effectiveness of any acceleration under Article Six of the Indenture, the Trustee shall promptly make a demand for payment on the Notes under the Multicare Senior Subordinated Guaranty provided for in this Article Two.

                  If the Trustee or the Holder of any Note is required by any court or otherwise to return to the Issuer or Multicare, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Issuer or Multicare, any amount paid to the Trustee or such Holder in respect of a Note, this Multicare Senior Subordinated Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Multicare further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Two hereof for the purposes of this Multicare Senior Subordinated Guaranty, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guaranteed hereby.

                  Until such time as the Notes are fully and finally paid, including all interest, premium, principal and liquidated damages with respect thereto, Multicare hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of its obligations under this Multicare Senior Subordinated Guaranty and the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Issuer or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to Multicare in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Notes shall not have been paid in full, such amount shall be deemed to have been paid to Multicare for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Notes. Multicare acknowledges that it will receive direct and indirect benefits from the issuance of the Notes pursuant to this Indenture and that the waivers set forth in this Section 2.01 are knowingly made in contemplation of such benefits.

                  The Multicare Senior Subordinated Guaranty set forth in this
Section 2.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

                  SECTION 2.02. Obligations Unconditional. Subject to Section 2.05, nothing contained in this Article Two or in the Indenture or in the Notes is intended to or shall impair, as between Multicare and the Holders, the obligation of Multicare, which is absolute and unconditional, upon failure by the Issuer, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of Multicare, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under the Indenture.

                  Without limiting the foregoing, nothing contained in this Article Two will restrict the right of the Trustee or the Holders to take any action to declare the Multicare Senior Subordinated Guaranty to be due and payable prior to the Stated Maturity of the Notes pursuant to Section 6.02 of the Indenture or to pursue any rights or remedies hereunder.

                  SECTION 2.03. Notice to Trustee. Multicare shall give prompt written notice to the Trustee of any fact known to Multicare which would prohibit the making of any payment to or by the Trustee in respect of the Multicare Senior Subordinated Guaranty pursuant to the provisions of this Article Two.

                  SECTION 2.04. This Article Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article will not be construed as preventing the occurrence of an Event of Default.

                  SECTION 2.05. Net Worth Limitation. Notwithstanding any other provision of the Indenture or the Notes, this Multicare Senior Subordinated Guaranty shall not be enforceable against Multicare in an amount in excess of the net worth of Multicare at the time that determination of such net worth is, under applicable law, relevant to the enforceability of this Multicare Senior Subordinated Guaranty. Such net worth shall include any claim or future claim of Multicare against the Issuer for reimbursement and any claim against any grantor of a Guarantee for contribution.

                                  ARTICLE THREE
                                  SUBORDINATION

                  SECTION 3.01. Agreement to Subordinate. Multicare, for itself, its successors and assigns, covenants and agrees, and each Holder, by his or her acceptance thereof, likewise covenants and agrees, that the payment of the principal of and premium, if any, and interest on each and all of the Notes under this Multicare Senior Subordinated Guaranty (including any payment in connection with the repurchase, redemption or other acquisition thereof) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full, in cash or Cash Equivalents of all Guarantor Senior Indebtedness. This Article Three constitutes a continuing offer to all persons or entities who become holders of, or continue to hold, Guarantor Senior Indebtedness, each of whom is an obligee hereunder and is entitled to enforce such holder's rights hereunder, subject to the provisions hereof, without any act or notice of acceptance hereof or reliance hereon. All provisions of this Article Three shall be subject to Section 3.12.

                  For the purposes of this Article Three, (a) no Guarantor Senior Indebtedness shall be deemed to have been paid in full unless and until all commitments or other obligations of the holders of the Senior Indebtedness thereunder to make advances or otherwise extend credit shall have terminated and the holders thereof shall have indefeasibly received payment in full in cash or Cash Equivalents, and (b) the term "Guarantor Senior Representative" shall mean the indenture trustee or other trustee, agent or representative for any Guarantor Senior Indebtedness.

                  SECTION 3.02. Distribution on Dissolution, Liquidation, Bankruptcy or Reorganization. Upon any distribution of assets of Multicare upon any total or partial dissolution, winding up, liquidation or reorganization of Multicare, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Multicare or otherwise,

                  (a) the holders of Guarantor Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or, as acceptable to each holder of Guarantor Senior Indebtedness, in any other manner, of all amounts and obligations due on or in respect of all Guarantor Senior Indebtedness before the Holders are entitled to receive any payment or distribution of any kind or character (excluding securities of Multicare provided for in a plan of reorganization with respect to Multicare approved by the bankruptcy court that are equity securities or are subordinated in right of payment to all Guarantor Senior Indebtedness to the same extent as, or to a greater extent than, the Multicare Senior Subordinated Guaranty is so subordinated as provided in this Article; such securities are hereinafter collectively referred to as "Multicare Permitted Junior Notes") on account of principal of, premium, if any, or interest on the Notes (including any payment or other distribution which may be received from the holders of Guarantor Subordinated Indebtedness as a result of any payment on such Guarantor Subordinated Indebtedness);

                  (b) any payment or distribution of assets of Multicare or any Subsidiary of Multicare of any kind or character, whether in cash, property or securities (excluding Multicare Permitted Junior Notes), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article (including any payment or other distribution which may be received from the holders of Guarantor Subordinated Indebtedness as a result of any payment on such Guarantor Subordinated Indebtedness) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness or their Guarantor Senior Representative or Representatives, ratably according to the aggregate amounts remaining unpaid on account of the Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash, Cash Equivalents or in any other form acceptable to each, of all Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

                  (c) in the event that, notwithstanding the foregoing provisions of this Section 3.02, the Trustee or any Holder shall have received any payment or distribution of assets of Multicare or any Subsidiary of Multicare of any kind or character, whether in cash, property or securities (excluding Multicare Permitted Junior Notes), in respect of principal, premium, if any, and interest on the Notes before all Guarantor Senior

         Indebtedness is paid in full in cash, then and in such event, such payment or distribution (including any payment or other distribution which may be received from the holders of Guarantor Subordinated Indebtedness as a result of any payment on such Guarantor Subordinated Indebtedness) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of Multicare for application to the payment of all Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay all Guarantor Senior Indebtedness in full in cash, Cash Equivalents or, as acceptable to each holder of Guarantor Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Indebtedness or deposited with a court of competent jurisdiction.

                  The consolidation of Multicare with, or the merger of Multicare into, another corporation or the liquidation or dissolution of Multicare following the sale or conveyance of its property or assets as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five of the Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization of Multicare for the purposes of this Article Three if such other corporation shall, as a part of such consolidation, merger, sale or conveyance, comply with the conditions stated in Article Five of the Indenture.

                  If the Trustee or any Holder does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Guarantor Senior Indebtedness (or its Guarantor Senior Representative) is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder.

                  SECTION 3.03. Suspension of Payment When Guarantor Senior Indebtedness in Default. (a) Unless Section 3.02 shall be applicable, upon the occurrence of a Payment Default in respect of Guarantor Designated Senior Indebtedness, then no payment or distribution of any assets of Multicare or any Subsidiary of Multicare of any kind or character (excluding Multicare Permitted Junior Notes) shall be made by Multicare or any Subsidiary of Multicare or on behalf of or out of the property of Multicare, or received by the Trustee or any Holder on account of principal of, premium, if any, or interest on, the Notes or on account of the purchase, redemption, defeasance (whether under Section 8.02 or 8.03 of the Indenture) or other acquisition of or in respect of the Notes unless and until such Payment Default shall have been cured or waived in writing by the holders of the Guarantor Designated Senior Indebtedness or shall have ceased to exist or the Guarantor Designated Senior Indebtedness shall have been paid in full in cash, Cash Equivalents or in any other manner as acceptable to each holder of such Guarantor Designated Senior Indebtedness, after which Multicare shall resume making any and all required payments in respect of the Notes, including any missed payments.

                  (b) Unless Section 3.02 shall be applicable, upon (i) the occurrence of a Non-payment Default pursuant to which the maturity of the applicable Designated Senior Indebtedness may be accelerated in respect of Guarantor Designated Senior Indebtedness, either iimmediately or upon the giving of notice, the passage of time, or both, and (ii) receipt by the Trustee and Multicare from a Guarantor Senior Representative or the holder of any Guarantor Designated Senior Indebtedness of written notice of such occurrence, no payment (other than any payments made pursuant to Section 8.02 or 8.03 of the Indenture or from the money or proceeds of U.S. Government Securities held under the Escrow Agreement as provided in Section 10.01 of the Indenture) or distribution of any assets of Multicare or any Subsidiary of Multicare thereof of any kind or character (excluding Multicare Permitted Junior Notes) shall be made by Multicare or any Subsidiary of Multicare thereof or on behalf of or out of the property of Multicare or any Subsidiary of Multicare, or received by the Trustee or any Holder on account of any principal of, premium, if any, or interest on, the Notes (including payments under any guaranty thereof) or on account of the purchase, redemption or other acquisition of or in respect of Notes (including payments under any guaranty thereof) for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice until the earliest of (x) 179 days after receipt of such written notice by the Trustee (provided any Guarantor Designated Senior Indebtedness as to which notice was given shall theretofore have not been accelerated), (y) the date such Non-payment Default and all other Non-payment Defaults as to which notice is also given after such period is initiated shall have been cured or waived in writing by the holders of the Guarantor Designated Senior Indebtedness or shall have ceased to exist or the Guarantor Senior Indebtedness related thereto shall have been paid in full in cash or Cash Equivalents or (z) the date such Payment Blockage Period and any Payment Blockage Periods initiated during such period shall have been terminated by written notice to Multicare or the Trustee from the Guarantor Senior Representative and the holders of the Guarantor Designated Senior Indebtedness that have given notice of a Non-payment Default at or after the initiation of such Payment Blockage Period, after which in the case of clause (x), (y) or (z), Multicare shall resume making any and all required payments in respect of the Notes including any missed payments. Notwithstanding any other provision of this Supplemental Indenture, in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by Multicare or the Trustee of the notice referred to in clause (ii) of this paragraph (b) (the "Initial Blockage Period"). Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days; provided that subject to the limitations set forth in the next sentence, the commencement of a Payment Blockage Period by the representative of Guarantor Designated Senior Indebtedness other than the Credit Facility shall not bar the commencement of another Payment Blockage Period by the representative for the Credit Facility within such period of 360 consecutive days. Notwithstanding anything in this Supplemental Indenture to the contrary, there must be 180 days in any 360-day period in which no Payment Blockage Period is in effect. No event of default (other than an event of default pursuant to the financial maintenance covenants under the Credit Facility) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of commencement of any Payment Blockage Period with respect to the Guarantor Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Guarantor Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                  (c) In the event that, notwithstanding the foregoing, Multicare or any of its Subsidiaries shall make, or the Trustee or any Holder shall receive, any payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to a Guarantor Senior Representative of the holders of the Guarantor Designated Senior Indebtedness.

                  SECTION 3.04. Payment Permitted If No Default. Nothing contained in this Article, in the Indenture or in any of the Notes shall prevent Multicare, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of Multicare referred to in Section 3.02 of this Supplemental Indenture and Section 11.02 of the Indenture or under the conditions described in Section 3.03 of this Supplemental Indenture and Section 11.03 of the Indenture, from making payments at any time of principal of, premium, if any, or interest on the Notes.

                  SECTION 3.05. Subrogation to Rights of Holders of Guarantor Senior Indebtedness. Subject to the payment in full of all Guarantor Senior Indebtedness, Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Guarantor Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Guarantor Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Guarantor Senior Indebtedness by Holders or the Trustee, shall, as among Multicare, its creditors other than holders of Guarantor Senior Indebtedness, and the Holders, be deemed to be a payment or distribution by Multicare to or on account of the Guarantor Senior Indebtedness.

                  SECTION 3.06. Provisions Solely to Define Relative Rights. The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Guarantor Senior Indebtedness on the other hand. Nothing contained herein or in the Indenture or in the Notes is intended to or shall (i) impair, as among Multicare, its creditors other than holders of Guarantor Senior Indebtedness and the Holders, the obligation of Multicare, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes under this Multicare Senior Subordinated Guaranty in accordance with its terms; or (ii) affect the relative rights against Multicare of the Holders and creditors of Multicare other than their rights in relation to the holders of Guarantor Senior Indebtedness; or (iii) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under the Indenture, subject to the rights, under this Article of the holders of Guarantor Senior Indebtedness to receive distributions and payments otherwise payable to Holders
(A) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of Multicare referred to in Section 3.02 of this Supplemental Indenture, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (B) under the conditions specified in Section 3.03 of this Supplemental Indenture, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 3.03(c) of this Supplemental Indenture.

                  SECTION 3.07. Trustee to Effectuate Subordination. Each Holder by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of Multicare whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of Multicare owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper claim at least 30 days before the expiration of the time to file such claim, then the holders of Guarantor Senior Indebtedness, and their agents, trustees or other representatives are authorized to do so for and on behalf of the Holders.

                  SECTION 3.08. No Waiver of Subordination Provisions. (a) No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Multicare or any Holder or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by Multicare or any Holder with the terms, provisions and covenants of this Supplemental Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without limiting the generality of subsection (a) of this Section, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive compliance with the terms of, Guarantor Senior

Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (iii) release any Person liable in any manner for the collection or payment of Guarantor Senior Indebtedness; (iv) exercise or refrain from exercising any rights against Multicare and any other Person; (v) amend, supplement, restate or otherwise modify or restructure the Guarantor Senior Indebtedness; and (vi) otherwise deal with any Person liable on account of Guarantor Senior Indebtedness; provided, however, that in no event shall any such actions limit the right of the Holders to take any action to accelerate the maturity of the Notes pursuant to Article Six of the Indenture or to pursue any rights or remedies thereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article, subject to the rights, if any, under this Article, of the holders, from time to time, of Guarantor Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

                  SECTION 3.09. Notice to Trustee. (a) Multicare shall give prompt written notice to the Trustee of any fact known to Multicare which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any provision of the Indenture, the Trustee or any Paying Agent shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or any Paying Agent in respect of the Notes, unless and until the Trustee shall have received written notice thereof from Multicare, a holder of Senior Indebtedness or a holder of Guarantor Senior Indebtedness or from a Guarantor Senior Representative or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any
Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Guarantor Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date; nor shall the Trustee be charged with knowledge of the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

                  (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and Multicare by a Person representing himself to be a Guarantor Senior Representative or a holder of Guarantor Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Guarantor Senior Representative or a holder of Guarantor Senior Indebtedness (or a trustee, fiduciary or agent thereof and the Trustee shall have no duty to investigate the authenticity thereof or the authority of the person signing and shall have no liability for relying thereon); provided, however, that failure to give such notice to Multicare shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or the Trustee or the Paying Agent may deposit the funds in question with a court of competent jurisdiction.

                  SECTION 3.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of Multicare referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other indebtedness of Multicare, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

                  SECTION 3.11. Rights of Trustee as a Holder of Guarantor Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Supplemental Indenture shall deprive the Trustee of any of its rights as such holder of Guarantor Senior Indebtedness. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Indenture.

                  SECTION 3.12. Trust Moneys and Escrowed Funds Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from (x) money or the proceeds of U.S. Government Obligations held in trust under Article Eight by the Trustee for the payment of principal of, premium, if any, and interest on the Notes (provided that at the time deposited, such deposit did not violate any then outstanding Guarantor Senior Indebtedness) and (y) money or the proceeds of U.S. Government Securities held under the Escrow Agreement shall not be subordinated to the prior payment of any Guarantor Senior Indebtedness or subject to the restrictions set forth in this Article Three, and none of the Holders shall be obligated to pay over any such amount to any holder of Guarantor Senior Indebtedness.

                  SECTION 3.13. No Suspension of Remedies. Nothing contained in this Article shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article Six of the Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Guarantor Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

                  SECTION 3.14. Trustee's Relation to Guarantor Senior Indebtedness. With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness.

                  SECTION 3.15. Other Rights of Holders of Guarantor Senior Indebtedness. All rights and interests under this Supplemental Indenture of the holders of Guarantor Senior Indebtedness, and all agreements and obligations of the Trustee, the Holders and Multicare under this Article shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of the Credit Facility, and promissory notes evidencing the Credit Facility or any other agreement or instrument relating thereto or to any Guarantor Senior Indebtedness or (ii) any other circumstance that might constitute a defense available to, or a discharge of, a guarantor or surety (other than as a result of any payments indefeasibly made on the Credit Facility or any Guarantor Senior Indebtedness).

                  The holders of Guarantor Senior Indebtedness are hereby authorized to demand specific performance of this Article, whether or not Multicare shall have complied with any provisions of this Article applicable to it, at any time when the Trustee or any Holder shall have failed to comply with any of these provisions.

                  The provisions of this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guarantor Senior Indebtedness is rescinded or must otherwise be returned by any holder of Guarantor Senior Indebtedness upon the insolvency, bankruptcy or reorganization of Multicare or otherwise, all as though such payment had not been made.

                                  ARTICLE FOUR
                       EXECUTION AND DELIVERY OF MULTICARE
                          SENIOR SUBORDINATED GUARANTY

                  SECTION 4.01. Execution of Multicare Senior Subordinated Guaranty. (a) To evidence its Multicare Senior Subordinated Guaranty set forth in this Supplemental Indenture, Multicare hereby agrees that a notation of such Multicare Senior Subordinated Guaranty substantially in the form of Annex A hereto shall be endorsed by an officer of Multicare on each Note authenticated and delivered by the Trustee after the date hereof until consummation of the Merger.

                  (b) Notwithstanding the foregoing, Multicare hereby agrees that the Multicare Senior Subordinated Guaranty set forth herein shall remain in full force and effect for the term provided herein notwithstanding any failure to endorse on each Note a notation of such Multicare Senior Subordinated Guaranty.

                  (c) If an officer whose signature is on this Supplemental Indenture or on the Multicare Senior Subordinated Guaranty no longer holds that office at the time the Trustee authenticates the Note on which a Multicare Senior Subordinated Guaranty is endorsed, the Multicare Senior Subordinated Guaranty shall be valid nevertheless.

                  SECTION 4.02. Delivery and Enforceability of Multicare Senior Subordinated Guaranty. (a) The delivery of the Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Multicare Senior Subordinated Guaranty set forth in this Supplemental Indenture on behalf of Multicare.

                  (b) Multicare hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or this Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  SECTION 4.03. Waiver of Presentment; Rights and Remedies. (a) Multicare hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that the Multicare Senior Subordinated Guaranty made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

                  (b) If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, Multicare, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of Multicare, the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE FIVE
                            MISCELLANEOUS PROVISIONS

                  SECTION 5.01. Releases upon Release of Multicare Senior Subordinated Guaranty. Concurrently with the release or discharge of this Multicare Senior Subordinated Guaranty (other than a release or discharge by or as a result of payment under such guarantee of Guaranteed Obligations), Multicare shall automatically be released from and relieved of its obligations under this Supplemental Indenture. Upon delivery by the Issuer to the Trustee of an Officers' Certificate to the effect that such release or discharge has occurred, the Trustee shall execute any documents reasonably required in order to evidence the release of Multicare from its obligations under this Supplemental Indenture.

                  SECTION 5.02. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by Multicare, the Issuer and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

                  SECTION 5.03. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

                  SECTION 5.04. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

                  SECTION 5.05. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under such Act to be part of and govern any provision of this Supplemental Indenture, the provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

                  SECTION 5.06. Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 5.07. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  SECTION 5.08. Benefits of Supplemental Indenture, Etc. Nothing in this Supplemental Indenture, the Indenture or the Notes express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

                  SECTION 5.09. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by Multicare shall bind its successors and assigns, whether so expressed or not.

                  SECTION 5.10. Certain Duties and Responsibilities of Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

                  SECTION 5.11. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 5.12. Counterparts. This Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


Dated: _____________, 1997                 THE MULTICARE COMPANIES, INC.


                                           By: ________________________________
                                                Name:
                                                Title

                                           GENESIS ELDERCARE ACQUISITION
Dated: _____________, 1997                         CORP.


                                           By: ________________________________
                                                Name:
                                                Title:

Dated: _____________, 1997                      PNC BANK, NATIONAL ASSOCIATION
                                                as Trustee


                                           By: ________________________________
                                                Name:
                                                Title:

                        ANNEX A TO SUPPLEMENTAL INDENTURE

                      FORM OF NOTATION OF MULTICARE SENIOR
                          SUBORDINATED GUARANTY ON NOTE


                  The Multicare Companies, Inc. ("Multicare"), as primary obligor and not merely as surety, fully unconditionally and irrevocably guarantees (a) the due and punctual payment of the principal of, premium, if any, or interest on the Notes, whether at Stated Maturity or an Interest Payment Date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and interest on the Notes and (c) that in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

                  Notwithstanding the foregoing, in the event that the Multicare Senior Subordinated Guaranty would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of Multicare under its Multicare Senior Subordinated Guaranty shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of Multicare, result in such amount constituting a fraudulent transfer or conveyance.

                  The Multicare Senior Subordinated Guaranty shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Multicare Senior Subordinated Guaranty is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.



                                             THE MULTICARE COMPANIES, INC.


                                             By: ______________________________
                                                  Name:
                                                  Title: